PART II AND III

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 1-A

TIER II OFFERING

Commission File Number 000-52668

NEW YOU, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	26-3062661 (I.R.S. Employer Identification No.)
6351 Yarrow Drive, Suite E Carlsbad, California (Address of principal executive offices)	92011 (Zip Code)

(866) 611-4694

(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Up to 400,000,000

Common

(Title of each class)

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.00001 Par Value

(Title of each class)

Please send copies of all correspondence to our corporate business address: [X]

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

PRELIMINARY OFFERING CIRCULAR DATED JUNE 22, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

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New You, Inc.

NEW YOU, INC.

Best Efforts Offering of up to 400,000,000 Shares of Common Stock

Maximum Offering Amount by Company: $40,000,000

This is a public offering of securities of New You, Inc., a Nevada corporation (“we,” “us,” “our,” “our company” or the “Company”). In this offering we are offering up to 400,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering statement. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Officers and Directors (the “Officers”). The Officers will not receive any commissions or proceeds for selling the shares on our behalf. There is uncertainty that we will be able to sell any of the 400,000,000 shares being offered by the Company. All of the shares being qualified for sale by the Company will be sold at a price of not less than $.10 and not more than $1.00 per share for the duration of the Offering. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering.

Our common stock is quoted on the OTCQB tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “NWYU.” On June 3, 2021, the last reported sales price for our common stock was $0.17 per share.

As of June 3, 2021, 49,954,976 shares of common stock were outstanding.

There is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, although the shares of the Company trade on the OTCQB, the 30-day average trading volume as of June 3, 2021 was approximately 135,000 shares per day or approximately $23,000 per day.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our director(s) for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Proceeds to Underwriting	Price to Public(1)	Discount and Commissions(2)	Proceeds to Issuer(3)	Other Persons
Per share	$.17	0.00	.17	$0.00
Total Maximum	$68,000,000	0.00	68,000,000	$0.00

(1) We do not intend to use commissioned sales agents or underwriters.

(2) The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in this offering, which we estimate will be $250,000.00 in the aggregate. See “Plan of Distribution” for details.

Currently, our officers and directors own 20,317,480 of our Common Stock. As of June 3, 2021, 49,954,976 shares of common stock were outstanding held by 202 shareholders.

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The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be invested in the offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company.

Our common stock is quoted on the OTCQB tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “NWYU.” On June 3, 2021, the last reported sales price for our common stock was $0.17 per share.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 which may result in the Company being subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 8.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this offering circular is June 3, 2021

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

TABLE OF CONTENTS

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

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PART - II

OFFERING CIRCULAR SUMMARY

In this offering circular, ‘‘NEW YOU, INC.,’’ the “Company,’’ ‘‘we,’’, “New You” ‘‘us,’’ and ‘‘our,’’ refer to NEW YOU, INC., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified using words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are several risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 8, and the financial statements, before making an investment decision.

The Company

Company Background – Business Overview

We were originally incorporated as “Nova Mining Corporation” in Nevada on December 29, 2005. After a change in control the Company changed its name to “The Radiant Creations Group, Inc.” and we were focused on developing and marketing a skin crème and other cosmetic and over-the-counter personal enhancement products and devices.

On July 11, 2018, we closed our Subscription and Securities Purchase Agreement (the “SPA”) with three investors, Carlsbad Naturals, LLC, Ray Grimm, and Nish Mehta. Under the SPA, the investors were issued a (collectively) controlling interest in the Company consisting of a total of 9,695,328 shares of common stock. These shares were issued in exchange for a total Purchase Price of $95,000. The Purchase Price was used to settle and retire our notes payable, for certain compliance costs, and for general working capital. In conjunction with the SPA, our formerly controlling stockholder, Biodynamic Molecular Technologies, LLC, exchanged its preferred stock for a total of 269,315 shares of common stock. Upon issue, these shares were transferred to principal of Biodynamic Molecular Technologies, LLC, Michael Alexander. This common stock position, which represented 2.5% of our post-closing common stock, was formerly non-dilutable for a period of one (1) year. We acquired New You LLC following the passage of the United States Agricultural Improvement Act of 2018, commonly known as the “Farm Bill,” which contained a permanent declassification of cannabidiol (CBD) as a controlled substance under federal law. As a result of that transaction, we own and operate the CBD brand New You LLC which now represents our focus and all our revenues.

On March 8, 2019, pursuant to stockholder consent, our Board of Directors authorized an amendment (the "Amendment") to our Certificate of Incorporation, as amended, to (i) change the name of the Company from The Radiant Creations Group, Inc. to New You, Inc. and (ii) effect a reverse stock split of the issued and outstanding shares of our common stock, par value $0.00001, on a 1 for 50 basis (the "Reverse Stock Split"). We filed the Amendment with the Nevada Secretary of State reflecting the name change on March 27, 2019. On April 29, 2019, the Financial Industry Regulatory Authority, Inc. notified us that the Name Change and Reverse Stock Split would take effect on April 30, 2019 (the "Effective Date"). On the Effective Date, each holder of common stock received 1 share of our common stock for each 50 shares of our common stock they owned immediately prior to the Reverse Stock Split. We did not issue fractional shares in connection with the Reverse Stock Split. Fractional shares were rounded up to the nearest whole share. In addition, on the Effective Date the Company’s trading symbol changed to “RCGPD” for a period of 20 business days, after which the "D" was removed from the Company’s trading symbol and began trading under new trading symbol “NWYU.” Unless otherwise indicated, the information in these unaudited condensed consolidated financial statements gives effect to the 1-for-50 reverse stock split of the Company’s common stock, par value $0.00001 per share and name change from The Radiant Creations Group, Inc. to New You, Inc., effected on April 30, 2019.

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New You, Inc. through its wholly owned subsidiary, New You LLC, markets and sells its products through a multi-level marketing and direct sales opportunity afforded to independent business owners called “Brand Partners.” Commissions are earned on product sales to Brand Partners and their customers at a rate of 10% for every transaction, plus a specified spread on recurring sales. Brand Partners earn a 5% commission on sales by other team members at lower levels up to nine level below the Brand Partner. Brand Partners can earn an additional bonus for customer sales and team sales. The team bonus is $400 for each time the team bonus volume reaches a certain amount in a 30-day period. Brand Partners can also earn an initial bonus of 20% of the transaction value for qualifying Brand Partners in the Brand Partner’s first 30 days. There is a risk that Brand Partners may find it difficult to sell in a network marketing environment. Brand Partners may also find it difficult to sell CBD related products due to the uncertainty surrounding FDA regulations of CBD and hemp related products. Lastly, public perception of CBD products may be negative, as such products are derived from the Hemp plant. The Company does not hold any patents or trademarks and, as a result, may be vulnerable to competition from other companies offering very similar products and product brands The Company purchases inventory from Carlsbad Naturals, LLC. Carlsbad Naturals, LLC is a principal stockholder of New You, Inc., and is owned by a principal stockholder of New You, Inc. As a result, we are dependent on a related party for product inventory and do not have a broad base of unaffiliated suppliers.

On May 3, 2021, New You, Inc. signed a definitive agreement (the, “Agreement”) with ST Brands, Inc. (“ST Brands”) a Wyoming incorporated company established in 2020. ( New You, Inc. (Form: 8-K, Received: 05/07/2021 17:14:39) (otcmarkets.com)) Under the terms of the Agreement Raymond Grimm will remain with the Company and continue to act as Chief Executive Officer. New You, LLC will continue to market of unique and proprietary cannabidiol (“CBD”) products, which include CBD beverage enhancers that can be added to any beverage, CBD infused coffee, and CBD oil tinctures.

ST Brands is a holding company of branded assets that create, develop, market, and sell unique and proprietary cannabidiol (“CBD”) products to various segments of the global consumer market. ST Brands products are sold through a number of channels, including wholesale to retailers, online direct-to-consumer, and white labeling for branded resellers  . On May 17, 2021, our wholly-owned subsidiary ST Brands, Inc. (“STB”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with Infinite Product Company, LLC, a Colorado limited liability company (“Infinite”). Under the Agreement, STB agreed to acquire 49% of the membership interests in Infinite, with an option to acquire the additional 51% of the membership interests in Infinite upon the fulfillment of certain conditions.

▪	Primus Skin Care - develops products designed to combine anti-inflammatory benefits of CBD with different skin-enhancing properties of existing high-quality ingredients such as hyaluronic acid, marshmallow root, immortelle oil. Primus relies on its strict quality standards and unique formulations, to differentiate itself in the market and achieve market share.
▪	Infinite - A CBD manufacturer of isolate-based products such as oils, gummies, capsules, creams and men’s self-care products differentiated by its use of nanoparticles to improve products performance. The company also produces and sells bulk nano products for use by third parties. Infinite’s mission is to continually innovate improved health and wellness products for retail, wholesale and private label customers.

The Company is also developing a synthetic CBD-based sugar alternative intended for distribution throughout Europe as regulated by the Novel Food Act.

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The officers and directors of the Company own 40.67% of the outstanding common shares. Accordingly, management will have a determinative influence on matters requiring stockholder approval. Under the terms and conditions of the Agreement with ST Brands, additional acquisitions could result in a change of control of the Company.

Our net losses for the years ended December 31, 2020 and 2019 were ($5,046,711) and ($1,692,298), respectively. The Company will need to raise additional capital to fund operations based on the current level of sales. We can provide no assurance that the required additional capital will be available to us on favorable terms, or at all.

The Offering

All dollar amounts refer to US dollars unless otherwise indicated.

Through this offering, we intend to qualify 400,000,000 shares for offering to the public. We are offering these shares at a price per share of between $.10 – 1.00 based on the preceding 7-day average closing price of the shares of the Company. Regardless of the closing price, the Company will not offer shares under $.10 nor will it offer shares over $1.00. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company

Up to 400,000,000 shares of common stock at a price of between $.10 – 1.00 per share based on the preceding 7-day average closing price of the shares of the Company. Our offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 365 days. We may however, at any time and for any reason terminate the offering.

Offering price per share

We will sell the shares at price per share of between $0.10 – 1.00 based on the preceding 7-day average closing price of the shares of the Company.

Number of shares of common stock outstanding before the offering of common stock

As of June 3, 2021, 49,954,976 shares of common stock are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock

449,954,976 common shares will be issued and outstanding if we sell all the shares we are offering herein at $.10.

The minimum number of shares to be sold in this offering

None.

Best efforts offering: We are offering shares on a “best efforts” basis.

Market for the common shares: Our common stock is quoted on the OTCQB tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “NWYU.” On June 3, 2021, the last reported sales price for our common stock was $0.17 per share.

Use of Proceeds

We intend to use the net proceeds to us for working capital.

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Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all shares registered hereunder have been sold up to a total aggregate maximum of $40,000,000. We may, at our discretion, extend the offering for an additional 365 days. At any time and for any reason we may also terminate the offering.

Subscriptions: All subscriptions once accepted by us are irrevocable.

Risk Factors: See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Restrictions on Investment: Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Risk Factors

An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.

We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, we have not proven that the Company’s business model will work. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flows.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our products, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We have incurred significant losses in prior periods. For the year ended December 31, 2020, we incurred a net loss of $5,046,711, of which $2,787,568 was related to non-cash stock-based compensation and had an accumulated deficit of $7,167,015. For the year ended December 31, 2019, we incurred a net loss of $1,692,298 and, as of that date, we had an accumulated deficit of $2,120,304. Any losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

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The Company has raised capital through the issuance of convertible promissory notes that could have a dilutive effect on the stock and represent current debt.

We have chosen to issue convertible promissory notes to a number of parties that have provided funds to the Company in order for us to maintain our operations. The table below summarizes the notes that have been issued, their maturity date and the dilutive effect each would have on the Company. Since the maturity date of each of these notes is less than 365 days from this Offering, each is a current short-term liability of Company:

Date	Amount	Interest	Maturity Date	Lender	Reserved Shares (In Millions)
4/7/2021	$ 150,000.00	8%	4/7/2022	GS Capital	7,500,000
4/7/2021	$ 73,500.00	8%	4/7/2022	Geneva Roth Remark	19,800,000
5/1/2021	$ 58,750.00	8%	5/1/2022	Geneva Roth Remark	7,500,000
5/11/2021	$ 140,000.00	8%	5/11/2022	ONE44 Capital	6,240,000
5/13/2021	$ 175,000.00	8%	5/13/20222	Quick Capital	8,900,000
5/16/2021	$ 125,000.00	8%	5/16/2022	AES Management	5,917,000
6/2/2021	$ 53,750.00	8%	6/2/2022	Geneva Roth Remark	4,051,253
TOTALS	$ 776,000.00				59,908,253

We will likely need additional capital to sustain our operations and will likely need to seek further financing, which we may not be able to obtain on acceptable terms or at all. If we fail to raise additional capital as needed, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds of debt and equity financings. We expect to require substantial additional capital in the near future to expand our products and establish our targeted levels of commercial production. We may not be able to obtain additional financing on terms acceptable to us, or at all.

Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including: (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing stockholders will be reduced and our stockholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of Common Stock could limit our ability to obtain equity financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

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We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of products, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our products. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

If we fail to protect our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to maintain the proprietary aspects of our products to distinguish our products from our competitors’ products. While we do have and intend to have trademarks and/or patents on some of our products we still must rely on, trade secrets and confidentiality provisions to protect the unique aspects of our both our own and our supplier’s products.

Competitors may harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our or our vendor’s intellectual property rights. If we or our vendors do not obtain sufficient protection for their intellectual property, or if we are unable to effectively enforce their intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

Although we believe that our technology does not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business.

We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products, or obtain a license for the manufacture and/or sale of such products, or cease selling such products. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or proposed products are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge, and experience of our scientific and technical personnel, our consultants and advisors, as well as our licensors and contractors. Because we operate in several highly competitive industries, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide those inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

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These confidentiality, inventions, and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive, and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our business, financial condition, results of operations, and cash flows have been, and may in the future be, negatively impacted by challenging global economic conditions.

The recent global economic slowdown has caused disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy, and declining consumer and business confidence, which has led to decreased levels of consumer spending. These macroeconomic developments have and could continue to negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to maintain our existing customers or attract new customers, or we may be forced to reduce the price of our products. We are unable to predict the likelihood of the occurrence, duration or severity of such disruptions in the credit and financial markets and adverse global economic conditions. Any general or market-specific economic downturn could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team, especially our President and Chief Executive Officer, Mr. Ray Grimm Jr., Jason Frankovich and John Driscoll. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our Common Stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industry. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

Federal and State Government regulations may change how we do business

The effect of existing or probable federal and state government regulations on our business is not known at this time. Due to the nature of our business, it is anticipated that there may be increasing government regulation that may cause us to have to take serious corrective actions or make changes to the business plan. Federal and State government agencies have not yet put Hemp and CBD regulations into effect, these proceedings over time should result in revisions or decisions providing even greater legal certainty for CBD sellers.

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CBD related products have not established legality within the FDA

The FDA has deemed marketing food to which CBD has been added, or labeling CBD as a dietary supplement, to be impermissible. The FDA is continuing to assess potential pathways available for various types of CBD products to be lawfully marketed. The FDA has summarized its current policies regarding CBD products at: https://www.fda.gov/news-events/public-health-focus/fda-regulation-cannabis-and-cannabis-derived-products-including-cannabidiol-cbd.

As discussed in Item 14 of its summary, the FDA has thus far limited its enforcement actions regarding CBD sellers to actions involving the impermissible use of medical or therapeutic claims for CBD products. Should the FDA change its enforcement policies regarding CBD products and begin broader enforcement actions against all sellers of products containing CBD, we would be forced to take serious corrective actions or make drastic changes to our business plan, and our business may fail. In addition, we cannot predict the form and content of future FDA regulations regarding CBD. Should the FDA adopt a legal framework for the marketing of CBD products, the requirements of its new regulations may be costly or burdensome such that we will lack the financial resources to become compliant with them.

Network marketing guidelines set by the Federal Trade Commission could impact how we do business.

Since part of our Company operates as a network marketing company, we have to follow specific guidelines set by the Federal Trade Commission. The Company and its Brand Partners must follow all of these guidelines. Should the Company or Brand Partners deviate from these guidelines, the company could be fined and would have to take corrective actions. One of the FTC’s primary concerns with regard to “multi-level marketing” (“MLM”) or “network marketing” businesses is the potential for the compensation structure of an MLM business to be unfair or deceptive within the meaning of Section 5 of the FTC Act. At the most basic level, FTC policy requires that an MLM pay compensation that is based on actual sales to real customers, rather than based on mere wholesale purchases or other payments by its participants. In evaluating MLM practices, the FTC focuses on how the structure as a whole operates in practice, and considers factors including marketing representations, participant experiences, the compensation plan, and the incentives that the compensation structure creates. The assessment of an MLM’s compensation structure is a fact-specific determination that the FTC makes after careful investigation. In any such investigation, the FTC staff is likely to consider whether features of the MLM’s compensation structure incentivize or encourage participants to purchase product for reasons other than satisfying their own personal demand or actual consumer demand in the marketplace. Second, the FTC staff is likely to consider information bearing on whether particular wholesale purchases by business opportunity participants were made to satisfy personal demand. In addition, FTC focuses on whether an MLM’s representations regarding is business opportunity are deceptive. Although we believe the compensation structure for our Brand Partners and the other features of our network marketing program are in compliance with current FTC guidelines, any material change to those guidelines could force us to restructure our Brand Partners program or otherwise adversely affect our business.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations.

In the near term, we intend to expand the scope of our operations activities significantly. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

▪	The need for continued development of our financial and information management systems;
▪	The need to manage strategic relationships and agreements with manufacturers, customers and partners;
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▪	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business;
▪	Legal, accounting, audit, investment banking and consulting fees related to our acquisition strategy.

Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees or retaining existing employees. We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected.

In the area of innovation, we must be able to develop new technologies and products that appeal to our customers. This depends, in part, on the technological and creative skills of our personnel. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

Our business is subject to risks arising from epidemic diseases, such as the recent global outbreak of the COVID-19 coronavirus.

An epidemic or pandemic disease outbreak, including the recent COVID-19 outbreak, could cause significant disruption to our business operations or the operations of our third-party manufacturers upon whom we rely. The COVID-19 outbreak and mitigation measures also have had and may continue to have an adverse impact on global economic conditions which could have an adverse effect on our business and financial condition, including impairing our ability to raise capital when needed.

Any disruption of our suppliers and their contract manufacturers or our customers would likely impact our sales and operating results. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness. The outbreak and any preventative or protective actions that governments or we may take in respect of this coronavirus may result in a period of business disruption, reduced customer traffic, and reduced operations.

The Company does not currently maintain, nor does it intend to get insurance policies for indemnification against business interruption caused by pandemic.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

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Our officers and directors have significant control over stockholder matters and the minority stockholders will have little or no control over our affairs.

Our officers and directors currently own approximately 40.67% of our outstanding Common Stock, and thus significant control over stockholder matters, such as election of directors, amendments to the Articles of Incorporation, and approval of significant corporate transactions. As a result, our minority stockholders will have little or no control over its affairs.

Our internal controls and accounting methods may require modification.

We continue to review and develop controls and procedures sufficient to accurately report our financial performance on a timely basis.  If we do not develop and implement effective controls and procedures, we may not be able to report our financial performance on a timely basis and our business and stock price would be adversely affected.

If we fail to implement and maintain proper and effective internal controls and disclosure controls and procedures pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our operating results, our ability to operate our business, and investors’ views of us.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. Among other things, we must perform systems and processes evaluation and testing. We must also conduct an assessment of our internal controls to allow management to report on our assessment of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. We are required to provide management’s assessment of internal controls in conjunction with the filing our Annual Report on Form 10-K. The failure to implement and maintain proper and effective internal controls and disclosure controls could result in material weaknesses in our financial reporting such as errors in our financial statements and in the accompanying footnote disclosures that could require restatements. Investors may lose confidence in our reported financial information and disclosure, which could negatively impact our stock price.

We do not expect that our internal controls over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Over time, controls may become inadequate because changes in conditions or deterioration in the degree of compliance with policies or procedures may occur. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

The Company has the following material weaknesses:

The Company lacks an effective control environment since there are insufficient personnel to exercise appropriate oversight of accounting judgments and estimates.

Due to limited accounting and financial reporting resources, the Company lacks formal processes to identify, update, and assess risks to the Company’s financial reporting.

Due to limited accounting and financial reporting resources, the Company has not implemented significant monitoring controls.

Due to limited accounting and financial reporting resources, authorization, approval, and review controls over the Company's financial statements and accounting records have not been implemented or have not been applied consistently. This includes controls over the identification, approval, and disclosure of related party transactions. In certain cases, formal documentation does not exist regarding the design of controls, evidence of implementation of controls, or evidence of occurrence of certain transactions. In addition, certain of the Company’s processes lack segregation of duties.

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Our insurance coverage may be inadequate to cover all significant risk exposures.

Like all sellers of products for human consumption, we cannot eliminate the risk that our products may be subject to contamination during the manufacturing or distribution process, causing illness or injury to the consumer. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

Our failure to maintain and expand our distributor relationships could adversely affect our business.

We distribute our products through independent distributors, and we depend upon them directly for all of our sales in most of our markets.  Accordingly, our success depends in significant part upon our ability to attract, retain and motivate a large base of distributors.  Our direct selling organization is headed by a relatively small number of key distributors.  The loss of a significant number of distributors, especially key distributors, could materially and adversely affect sales of our products and could impair our ability to attract new distributors.  Moreover, the replacement of distributors could be difficult because, in our efforts to attract and retain distributors, we compete with other direct selling organizations, including but not limited to those in the personal care, cosmetic product and nutritional supplement industries.  Our distributors may terminate their services with us at any time.

The number of active distributors or their productivity may not increase and could decline in the future.  We cannot accurately predict any fluctuation in the number and productivity of distributors. Operating results could be adversely affected if our existing and new business opportunities and products do not generate sufficient economic incentive or interest to retain existing distributors and to attract new distributors.

The number and productivity of our distributors could be harmed by several factors, including:

▪	adverse publicity or negative perceptions regarding us, our products, our method of distribution or our competitors;
▪	lack of interest in, or the technical failure of, existing or new products;
▪	lack of interest in our existing compensation plan for distributors or in enhancements or other changes to that compensation plan;
▪	our actions to enforce our policies and procedures;
▪	regulatory actions or charges or private actions against us or others in our industry;
▪	general economic and business conditions;
▪	changes in management or the loss of one or more key distributor leaders;
▪	entry of new competitors, or new products or compensation plan enhancements by existing competitors, in our markets; and
▪	potential saturation or maturity levels in a given country or market which could negatively impact our ability to attract and retain distributors in such market.

An increase in the amount of compensation paid to distributors would reduce profitability.

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A significant expense is the payment of compensation to our MLM distributors, which represented approximately 28% of net sales during 2020.  We compensate our MLM distributors by paying commissions, bonuses, and certain awards and prizes.  Factors impacting the overall commission payout include the growth and depth of the MLM distributor network, the MLM distributor retention rate, the level of promotions, local promotional programs and business development agreements.  Any increase in compensation payments to distributors as a percentage of net sales will reduce our profitability.

Failure of new products to gain distributor and market acceptance could harm our business.

An important component of our business is our ability to develop new products that create enthusiasm among our third-party distributors and our MLM distributor force. If we fail to introduce new products on a timely basis, our distributor productivity could be harmed. In addition, if any new products fail to gain market acceptance, are restricted by regulatory requirements, or have quality problems, this would harm our results of operations. Factors that could affect our ability to continue to introduce new products include, among others, limited capital and human resources, government regulations, proprietary protections of competitors that may limit our ability to offer comparable products and any failure to anticipate changes in consumer tastes and buying preferences.

Although our distributors are independent contractors, improper distributor actions that violate laws or regulations could harm our business.

All of our distributors are currently independent contractors and, accordingly, we are not in a position to directly provide the same direction, motivation and oversight as we would if distributors were our own employees.  As a result, there can be no assurance that our distributors will participate in our marketing strategies or plans, accept our introduction of new products, or comply with our distributor policies and procedures.  Extensive federal, state and local laws regulate our business, our products and our network marketing program.  Given the size and diversity of our distributor force, we experience problems with distributors from time to time.  Distributors often desire to enter a market, before we have received approval to do business, to gain an advantage in the marketplace.  Improper distributor activity in new geographic markets could result in adverse publicity and can be particularly harmful to our ability to ultimately enter these markets.  Violations by our distributors of applicable law or of our policies and procedures in dealing with customers could reflect negatively on our products and operations and harm our business reputation.  In addition, it is possible that a court could hold us civilly or criminally accountable based on vicarious liability because of the actions of our distributors.  If any of these events occur, our business, financial condition, or results of operations could be materially adversely affected.

Because we do not have an audit or compensation committee, stockholders will have to rely on our officers and directors, most of whom are not independent, to perform these functions.

Because we do not have an audit or compensation committee, stockholders will have to rely on our officers and directors, most of whom are not independent, to perform these functions. Thus, there is a potential conflict of interest in that our officers and directors have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

We expect to experience volatility in the price of our Common Stock, which could negatively affect stockholders’ investments.

The trading price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of Common

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Stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

The relative lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance, and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses, or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, we could be subject to the imposition of fines and penalties and our management would have to divert resources from attending to our business plan.

Our Common Stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements.

Our Common Stock is categorized as “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our Common Stock is significantly less than $5.00 per share and is therefore considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser, and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our Common Stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our Common Stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

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Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We may issue additional shares of Common Stock or preferred stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 1.4 billion shares of Common Stock and 100 million shares of preferred stock, with a par value of $0.00001 per share. As of December 31, 2020, we had 39,523,051 shares of Common Stock, 0 shares of Series A Preferred Stock and 0 shares of Series B Preferred Stock outstanding; however, subsequently we have issued additional shares of preferred stock in in connection with a financing and acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of Common Stock or securities convertible into our Common Stock are subject to full-ratchet anti-dilution protection, which could result in the right to purchase significantly more shares of Common Stock being issued or a reduction in the purchase price for any such shares or both.

Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including but not limited to, preferred stock, warrants, and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, and may negatively impact the market price of our Common Stock.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our Board. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our Common Stock.

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

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Risks Related to This Offering

Due to the lack of a current public market for our common stock, investors may have difficulty in selling stock they purchase.

Prior to this offering, a public trading market existed for our securities. However, there can be no assurance that the public trading market for our common stock will be sustained. Because the public market for our stock is limited, we may not be able to secure future equity financing which would have a material adverse effect on our company. Furthermore, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any shares purchased hereunder. Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently quoted on the OTC Market, but due to limited volume investors should consider any secondary market for our securities to be a limited one.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this offering circular and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing in our company may result in an immediate loss because buyers will pay more for our common stock than what the pro rata portion of the assets are worth.

The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price per share as determined herein may be substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $1.00. This premium in share price applies to the terms of this offering. The offering price will change for the duration of the offering to reflect the preceding 7-day average closing price of the OTCQB quoted shares.

We have 1,400,000,000 authorized shares of common stock, of which 49,954,976 shares are currently issued and outstanding and 449,954,976 shares will be issued and outstanding after this offering terminates (assuming all shares have been sold at the lowest price of $.10). Our management could, with the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders.

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We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our articles of incorporation authorize the issuance of 1,400,000,000 shares of common stock. Upon completion of this offering, we may have up to 449,954,976 shares of common stock issued and outstanding if all shares offered are sold. Accordingly, we may issue up to an additional 950,045,024 shares of common stock after this offering. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock. In addition, the Company has reserved 59,908,253 shares of common stock for conversion based on the promissory notes that have been issued by the Company.

Preferred Shareholders have inordinate voting rights as compared to Common Shareholders.

At present there is 1 preferred shareholder. In the Company Articles there are two classes of Preferred Shareholders with the different conversion rights. The series of Preferred shares granted to ST Brands are granted one hundred (100) votes for each share and may be converted into one hundred (100) common shares. Based on the Agreement if all of the Preferred shares are issued to ST Brands, based on certain revenue milestones an additional 450,000,000 shares of common stock could be issued. This conversion and issuance would result in significant dilution and a possible change of control of the Company. A second series of Preferred shares has been authorized but not issued. Preferred shares are authorized for the use by the Board to facilitate transactions and potentially issue to any significant investors (individuals or organizations) willing to invest who are interested in our platform and to give those investors preferential treatment in the event of the liquidation of the company and to potentially be used to reward management for successful implementation of our business plan. The Management and Board of Directors may also elect to use Preferred Shares to maintain control of the Company and its operations.

As we do not have an escrow or trust account with the subscriptions for investors, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can make a gain on any investment in us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

In the event that our shares are traded, they may trade under $5.00 per share, and thus will be considered a penny stock. Trading penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares trade below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock when you want to.

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Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Status as Not a Shell Company

The Company it is not a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, The Company is a “start-up” company which the Commission explicitly differentiates in Footnote 172 to SEC Release No. 33-8869 from “shell” companies covered under Rule 144(i)(1)(i) (the “Rule”). In adopting the definition of a shell company in SEC Release No. 33- 8587 (the “Release”), the Commission stated that it intentionally did not define the term “nominal” and it did not set a quantitative threshold of what constitutes a shell company. Indeed, under the Rule, the threshold for what is considered “nominal” is, to a large degree, subjective and based upon facts and circumstances of each individual case.

The Company is actively engaged in the implementation and deployment of its business plan. These activities include:

The Company’s operations are more than just “nominal.” As the Commission points out in its Release, there are no established quantitative thresholds to determine whether a company’s operations are in-fact “nominal”. Instead, the determination is to be made on a case-by-case basis, with significant regards to a subjective analysis aimed at preventing serious problems from allowing scheming promoters and affiliates to evade the definition of a “shell” company (as well as the intent of the Rule). As described in Footnote 32 to the Release, the Commission expounds its rationale for declining to quantitatively define the term “nominal” regarding a shell company.

It is reasonably commonplace that development stage or “start-up” companies have limited assets and resources, as well as having a going concern explanatory paragraph in the report of its independent registered public accounting firm. The Company is considering all possible avenues to develop its business model. The Company believes that by being a public company this should increase its image and credibility in the marketplace and provide possible sources of funding for its business.

The Company’s management has been working at implementing the Company’s core business strategy, including, but not limited to, and business development in anticipation of its progressing operations and the development of its business model. The Company’s operations are more than “nominal” and that it does not fall within the class of companies for which the Commission was aiming to prevent as referenced in Release Footnote 32.

Dilution

The price of the current offering is priced in a range of $.10 – 1.00 per share. This price is significantly higher than the price paid by the Company’s officers and directors and early investors.

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An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

We intend to sell up to 400,000,000 shares of our Common Stock. We were initially capitalized by the sale of our Common Stock. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 400,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	49,954,976	11.10
Purchasers of Shares	400,000,000	88.89	$40,000,000		.10
Total	449,954,976	100		100

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 25%, 50%, 75% and 100% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of March 31, 2021. Totals may vary due to rounding.

AS OF MARCH 31, 2021
	25%	50%	75%	100%
Offering Price[1]	$0.55	$0.55	$0.55	$0.55
Net tangible book value at December 31, 2020	$(0.04)	$(0.04)	$(0.04)	$(0.04)
Increase in net tangible book value per share	$0.18	$0.27	$0.33	$0.37
Net tangible book value after giving effects to offering	$0.14	$0.23	$0.29	$0.33
Per share dilution to new investors	$(0.41)	$(0.32)	$(0.26)	$(0.22)
Percent dilution to new investors	(74.5)%	(58.2)%	(47.3)%	(40.)%

Notes: [1] the Offering Price represents the mid-point of the pricing of the shares $.10 – 1.00.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock is not fixed and has been determined, in part, by the price of the publicly traded shares of the Company. It is the opinion of the Company that the price of the shares does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business.

The following is a summary of the high and low closing bid prices of our Common Stock for the periods indicated, as reported by the OTC Markets Group, Inc. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

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	CLOSING BID PRICE PER SHARE
	HIGH	LOW
Year ended December 31, 2020 First Quarter	$2.40	$.25
Second Quarter	$.75	$.35
Third Quarter	$.54	$.14
Fourth Quarter	$.38	$.10
Year ended December 31, 2019 First Quarter	$25.50	$7.61
Second Quarter	$22.75	$1.01
Third Quarter	$2.99	$1.01
Fourth Quarter	$2.40	$1.50
Year ended December 31, 2018 First Quarter	$9.75	$3.50
Second Quarter	$10.00	$5.00
Third Quarter	$14.25	$5.00
Fourth Quarter	$14.75	$9.35

On June 3, 2021 the closing bid price on the OTC Markets for our Common Stock was $0.17.

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by the Company through a direct offering. Our Common Stock may be sold or distributed from time to time by the Company utilizing general solicitation through the internet, social media, and any other means of widespread communication. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing.

Our offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this amended offering circular unless extended by our Board of Directors for an additional 365 days. We may however, at any time and for any reason terminate the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. The Officers of the Company are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. the Officers will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. The Officers will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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The Company will receive the proceeds from the sale of up to 400,000,000 shares being offered less fees and expenses due to accountants, auditors and attorneys, as well as any fees due to regulators, data providers, PR news services, the transfer agent or OTC Markets. The Company’s shares will be sold to purchasers by the Officers of the Company. All shares sold under this offering circular will be sold within a range of $.10 – 1.00 per share.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $100,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must complete all forms including an Anti-Money Laundering questionnaire provided. All documentation will be maintained by the Company. An investor may be required to follow the third-party procedures in order to successfully subscribe to this offering. In addition, an investor will be required to follow any and all third-party procedures established by the transfer agent and any broker-dealer in order to deposit and trade shares on the exchange.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest but with a $100 deduction for processing fees. Subscriptions for securities will be accepted or rejected with letter by mail, or by email with a delivery and read receipt within 48 hours after we receive them.

Investment Limitations

Our common stock is quoted on the OTCQB tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “NWYU.” On June 3, 2021, the last reported sales price for our common stock was $0.17 per share.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares of our common stock in the offering;

(iii)You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

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(v)You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)You are a trust with total assets in excess of $5,000,000, your purchase of shares of our common stock in the offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even though the shares of the Company are available for trading on the OTC Market, investors should consider any secondary market for our securities to be a limited one.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10 – 1.00. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the securities offered for sale by the Company based on a net price of $.55. There is no assurance that we will raise the full $40,000,000 as anticipated.

If 72,727,273 shares (100%) sold

COST TOTALS

Strategic Acquisition Costs $ 20,000,000.00

Capital Acquisition Costs $ 7,000,000.00

Salaries/Benefits $ 5,000,000.00

License Fees $ 4,000,000.00

Legal/Accounting/Risk/Compliance/Insurance $ 1,500,000.00

Public Relations $ 2,000,000.00

Office/General Expenses $ 250,000.00

Advertising $ 250,000.00

TOTALS $ 40,000,000.00

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If 54,545,454 shares (75%) sold

Strategic Acquisition Costs $ 15,000000.00

Capital Acquisition Costs $ 5,250,000.00

Salaries/Benefits $ 3,750,000.00

License Fees $ 3,000,000.00

Legal/Accounting/Risk/Compliance/Insurance $ 1,125,000.00

Public Relations $ 1,500,000.00

Office/General Expenses $ 187,500.00

Advertising $ 187,500.00

TOTALS $ 30,000,000.00

If 36,363,636 shares (50%) sold

Strategic Acquisition Costs $ 10,000,000.00

Capital Acquisition Costs $ 3,500,000.00

Salaries/Benefits $ 2,500,000.00

License Fees $ 2,000,000.00

Legal/Accounting/Risk/Compliance/Insurance $ 750,000.00

Public Relations $ 1,000,000.00

Office/General Expenses $ 125,000.00

Advertising $ 125,000.00

TOTALS $ 20,000,000.00

If 18,181,818 shares (25%) sold

Strategic Acquisition Costs $ 5,000,000.00

Capital Acquisition Costs $ 1,750,000.00

Salaries/Benefits $ 1,250,000.00

License Fees $ 1,000,000.00

Audit/Risk/Compliance/Insurance $ 375,000.00

Public Relations $ 500,000.00

Office/General Expenses $ 62,500.00

Advertising $ 62,500.00

TOTALS $ 10,000,000.00

Notes: The price of $.55 is based on the assumption that shares will sell over time within the range of $.10 – 1.00.

Item 7: Description of Business Our Company

New You, Inc. (the “Company”) is a holding company of branded assets that create, develop, market, and sell unique and proprietary cannabidiol (“CBD”) products to various segments of the global consumer market. We apply our financial, operational, branding resource infrastructure to deliver turnkey business services and achieve economies of scale in sourcing, production, packaging and sales. The Company seeks to acquire scalable cannabis companies with the potential to become sector leaders in the legal cannabis market. We provide growth capital and expert professional oversight in exchange for stock in their company. Brands are selected for strong unique selling propositions, strategic value to other portfolio companies, and potential for the Company’s services to enhance cashflow and/or the equity value of the asset. Products are sold through a number of channels, including wholesale to retailers, online direct-to-consumer, and white labeling for branded resellers.

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The Company provides its collection of brands and global resources in market research, brand creation and design, supply chain management with GMP and ISO materials, digital marketing and promotion, all with the intention of improving cost efficiency, expediting time to market and maximizing growth in each market. The Company seeks to capitalize on the scaling challenges facing the individual CBD consumer products with solutions to issues including global branding obstacles, supply chain fragmentation, traceability, and compliance, among others.

Our Target Market

As of November 2020, cannabis is legal in 35 states and in DC for medical and/or recreational purposes—or both. The legal cannabis industry is now growing exponentially. Industry studies indicate the market is likely to exceed an annual volume in excess of $30 Billion in the next 4 years and upwards of $75 Billion by 2030. (Sources: Marijuana Business Daily 7th Annual Marijuana Factbook, Bank of America analyst Christopher Carey, Cowen analyst Vivien Azur). Other forecasters project the North American legal cannabis market size should reach $104.9 Billion by 2027. (Source: North America Legal Marijuana Market Size, Share & Trends Analysis Report By Product Type, By Marijuana Type, By Medical Use, By Region And Segment Forecasts, 2020 - 2027 by Grand View Research).

In early-adopter states like Colorado, Oregon, Washington, and California the industry is still dominated by small operators. These companies face almost no competition yet from dominant national brands because of the strict regulatory environment and the complexity of legally recruiting large capital investments. Companies with a scalable business model that access funding early have an opportunity to become dominant market leaders in an expanding and maturing industry.

The Company’s brands include:

New You, Inc. - markets unique and proprietary cannabidiol (“CBD”) products, which include CBD beverage enhancers that can be added to any beverage, CBD infused coffee, and CBD oil tinctures. New You markets and currently sells its products through a multi-level marketing and direct sales opportunity afforded to independent business owners (“Brand Partners”).

Primus Skin Care - develops products designed to combine anti-inflammatory benefits of CBD with different skin-enhancing properties of existing high-quality ingredients such as hyaluronic acid, marshmallow root, immortelle oil. Primus relies on its strict quality standards and unique formulations, to differentiate itself in the market and achieve market share.

Infinite - A CBD manufacturer of isolate-based products such as oils, gummies, capsules, creams and men’s self-care products differentiated by its use of nanoparticles to improve products performance. The company also produces and sells bulk nano products for use by third parties. Infinite’s mission is to continually innovate improved health and wellness products for retail, wholesale and private label customers.

The Company is also developing a synthetic CBD-based sugar alternative intended for distribution throughout Europe as regulated by the Novel Food Act.

In addition to the organic growth the Company intends for its existing brand assets, the Company intends to grow through acquisition and expand its platform internationally with acquisitions in Europe, Asia and South America.

The Company intends to establish a global network of branded, self-service, “smart kiosks'' that dispense ST Brands products, including CBD-based edibles, vape cartridges, topicals and other such products. Vending machines are intended for placement in strategic retail locations as grocery chains, big box retailers, and ancillary markets. We market and sell our products through a multi-level marketing and direct sales opportunity afforded to independent business owners called “Brand Partners”. Commissions are earned on product sales to Brand Partners and their customers at a rate of 10% for every transaction, plus a specified spread on recurring sales. Brand Partners earn a 5% commission on sales by other team members at lower levels up to nine level below the Brand Partner. Brand Partners can earn an additional bonus for customer sales and team sales. The team bonus is $400 for each and every time the team bonus volume reaches a certain amount in a 30-day period. Brand Partners can also earn an initial bonus of 20% of the transaction value for qualifying Brand Partners in the Brand Partner’s first 30 days.

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As of December 2020, the New You, LLC subsidiary had 5,133 Brand Partners, of which 139 joined in the fourth quarter of 2020, 69 joined in the third quarter of 2020, 206 joined in the second quarter of 2020, 285 joined in the first quarter of 2020. On top of the Brand Partners that have joined, there are also over 4,500 customers that have placed orders through Brand Partners.

The process of becoming a New You, LLC Brand Partner or Customer begins with viewing the company website which gives information on all of the products. Brand Partners are introduced to the business and products through word of mouth, tradeshows, and local events. When Brand Partners decide to join, they are required to read and agree to the terms and conditions of the Company prior to signing up. All Brand Partners are supplied with training videos, weekly conference calls, and training seminars to teach them about the products.

Our Products and Services

Our team of industry veterans will work to obtain premium products for both wholesale and retail distribution globally through both our MLM and third-party distributors.

Our Operational Plan

The Company plans to operate its subsidiaries with an emphasis on continual efficiency that results from economies of scale in supply, media, manufacturing, finance, and administration. The Company’s brands are acquired or licensed based partly on their strategic value to other portfolio brands and the Company’s ability to deliver value to the brand that results in higher sales or greater profitability. The Company plans to leverage its financial strength to lower the costs of capital for each of the brands to fuel growth for each brand with maximum efficiency.

Our Competitive Advantages

We believe that our advantages are fourfold:

1. Our global approach to brand launches not just the focus on the US market;

2. Taking a scientific approach to creation of products;

3. Synthetic API created for scalability; and,

4. The senior management’s knowledge of not only the sector but the ability to scale business to enhance shareholder value in the public market.

Government Regulations

We are subject to the laws and regulations of those jurisdictions in which we plan to offer our products and services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. The possession, use, cultivation, transfer, manufacture, distribution or dispensing of marijuana is illegal under United States Federal Law (See: The Controlled Substances Act, 21 U.S.A 801). Marijuana, THC (the psychoactive agent in cannabis that causes people to “get high”), and Cannabis are designated a Schedule 1 controlled substance under the CSA. Companies that engage in the cannabis industry and individuals investing in a cannabis industry could be subject to federal criminal prosecution which could include civil fines and other criminal penalties. Cannabis companies, including dispensaries, grow operators, manufacturers, and other cannabis related businesses, have been subject to federal and even state investigation or even closed.

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A change in Federal policy resulting in Federal enforcement could have a materially adverse impact on such businesses that in turn could result in partial or total loss of your investment.

Although many states have legalized medical and or recreational use and sale of marijuana, not all states have. In addition, the Federal government has not yet legalized its use or sale. The uncertainty around Federal legalization creates an ongoing risk for all cannabis (marijuana/THC) businesses. More vigorous federal enforcement or material adverse changes in federal policy can adversely impact marijuana and THC businesses.

Because of the current state of the Federal Laws governing the cannabis industry, companies who are mainly regulated at the federal level generally will not do business with cannabis companies. For example, most banks will not transact or loan to cannabis companies. While there is no rule that says they cannot do business with a cannabis company, because cannabis is deemed illegal under federal law, a bank doing business with a cannabis company would have reporting obligations that could create issues for it. Consequently, most banks will simply not do business in the sector. This limits a cannabis company’s ability to get financing and conduct everyday banking transactions. These issues may also negatively affect your investment.

Competition

At this time, we have not completed a thorough competitive analysis. We intend to use part of the proceeds to conduct such analysis and structure our strategy accordingly.

Employees and Employment Agreements

Our officers have the flexibility to work on our business as required to execute the business plan and are prepared to devote more time to our operations as may be required.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our directors and officers.

Through the implementation of our business plan, we intend to hire independent consultants to assist in the development of both our strategic growth plan and our personal benefit plans.

Intellectual Property

We are currently developing synthetic cannabinoid crystals to be used in food additives as well as cosmetics. Since they are synthetic molecules, synthetic cannabinoids are unique IP that can be patented. In addition, brand logos, tradenames, packaging and other images created for each brand constitute significant IP that the Company intends to copyright and patent.

In addition to synthetic cannabinoid crystals, the Company intendeds to seek trademark and patent protection in the United States and Europe for a range of products developed and acquired by the Company.

Research and Development

Since our inception to the date of this Offering Circular, we have spent $0 on research and development activities.

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Reports to Security Holders

In addition to the current reporting requirements of the Company according to Section 15(d), after the completion of this Tier II, Regulation A offering, we will become subject to the information and periodic reporting requirements of the Form 1A filers. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission’s website at: http://www.sec.report/cgi-bin/browse-edgar?company=vortex+brands&owner=exclude&action=getcompany. We will furnish the following reports, statements, and tax information to each stockholder based on the filing status of Company:

1. Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, like the ongoing reporting obligation faced by issuers, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s, website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A. The Company may in the future file a Form 8-A and elect to come under the Exchange Act and it’s reporting requirements, but there is no assurance the Company will elect to do so.

2. Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on July 31, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and available for viewing by the stockholders.

3. Section 15(d). Since the company filed a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), it is subject to periodic reporting requirements by Section 15(d) of the Exchange Act. Section 15(d) requires the company to file periodic reports on Forms 10-K, 10-Q and 8-K until the end of the fiscal year in which its Act registration statement became effective. Additionally, the 1934 Act imposes special reporting requirements on companies in the following contexts:

Proxy solicitations: The SEC uses a procedure called proxy to allow geographically distant shareholders to participate in elections without attending meetings. Naturally, persons seeking control, including insiders hoping to retain control, solicit those proxies for their candidates. Companies must file materials with the SEC in advance of any such solicitations.

Tender offers: The 1934 Act requires disclosure of important information by anyone seeking to acquire more than 5 percent of a company’s securities by direct purchase, also known as a tender offer.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

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Rule 262(d) Bad Actor Disclosure

Disqualifying Events that Occurred Prior to the Adoption of the Relevant Rules, Rule 262(b) of Regulation A, provides that disqualification will not arise as a result of events that occurred prior to June 19, 2015, in the case of Regulation A. However, in the case of Regulation A, these matters must be disclosed in writing to investors in Part II of Form 1-A according to Rule 262(d).

Mr. Jason Frankovich was barred from association with any NASD member in any capacity effective October 11, 2002, pursuant to NASD Rule 9544 and in accordance with the Notice of Suspension from association with any NASD Member pursuant to NASD Rule 9541(B). The order was issued to failure to respond to NASD requests to appear for on-the-record interview pursuant to NASD Rule 8210 and to take corrective action within 20 days after service of pre-suspension notice dated April 9, 2002.

Mr. Frankovich was not subject to payment of any monetary damages, nor was he charged with any act of wrongdoing other than those disclosed above. For additional information please refer to: https://brokercheck.finra.org/individual/summary/2750450#disclosuresSection.

Governing Law, and Venue

This Agreement shall be construed in accordance with, and governed by, the laws of the District Court of the 8th Judicial District of the State of Nevada for any claim as to which the District Court District Court of the 8th Judicial District of the State of Nevada has jurisdiction. Unless any claim as to which the District Court District Court of the 8th Judicial District of the State of Nevada determines there is an indispensable party not subject to the jurisdiction of the District Court of the 8th Judicial District of the State of Nevada (and the indispensable party does not consent to the personal jurisdiction of the District Court District Court of the 8th Judicial District of the State of Nevada within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the District Court District Court of the 8th Judicial District of the State of Nevada, or for which the District Court District Court of the 8th Judicial District of the State of Nevada does not have subject matter jurisdiction. This provision does not, nor is intended to, apply to claims under the Federal securities laws.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

▪	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
▪	the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement;
▪	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and
▪	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

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We will qualify as a large, accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

Going Concern

Our auditors have expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Item 8: Description of Property

The main office, located at 14 Wall Street, New York, NY 10005 is on a month-to-month lease which is pre-paid to December 31, 2021.

Item 9: Management’s Discussion and Analysis of Financial Condition and Results of Operation

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this offering circular. Some of the information contained in this discussion and analysis or set forth elsewhere in this offering circular, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this offering circular. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this offering circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

Results of Operations for the Fiscal Years ended December 31, 2020 and 2019

Revenues. For the year ended December 31, 2020, we generated revenues of $2,008,493, a decrease of $823,933 compared to December 31, 2019. The decrease was due to declining revenue generated by New You LLC as a result of a slowed economy brought about by the global Covid pandemic. At this stage in our development, revenues are not yet sufficient to cover ongoing operating expenses.

Gross Profit. Our gross profit for the year ended December 31, 2020 was $1,723,334, a decrease of $654,332 compared to December 31, 2019. Our gross margin percentage for the year ended December 31, 2020 was 86%, compared to 84% for the year ended December 31, 2019. The increase in gross profit generated by New You LLC is largely a result of product sales mix and the associated costs for the year.

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Selling, General, and Administrative Expenses. Selling, General, and Administrative expenses for the year ended December 31, 2020 were $4,958,672, an increase of $889,508 compared to December 31, 2019. For the year ended December 31, 2020, the components of the change in Selling, General, and Administrative expenses were: (i) decrease in commission expenses; (ii) decrease in payroll expenses; (iii) decrease in other selling general and administrative expenses; and (iv) increase in stock based compensation.

	For the year ended December 31, 2020	For the year ended December 31, 2019
Staff and Overhead Expenses	$1,389,637	$1,980,058
Accounting/Legal	210,132	382,715
Commission Expense	571,335	1,028,787
Non-Cash Stock Based Compensation	2,787,568	677,604
	$4,958,672	$4,069,164

Operating Loss. We realized an operating loss of $3,235,338 for the year ended December 31, 2020 compared to $1,691,498 for the year ended December 31, 2019.

Net Loss. We incurred a net loss of $5,046,711, for the year ended December 31, 2020 compared to a net loss of $1,692,298 for the year ended December 31, 2019. The primary reason for the increase in net loss is due to decreased revenue earned, increased stock based compensation expense, finance charges including non-interest expense of $496,639, and change in fair value of derivative features embedded within certain convertible notes of $1,066,421 during the year. Management will continue to make an effort to lower operating expenses and increase revenue. We will continue to invest in further expanding our operations and a comprehensive marketing campaign with the goal of accelerating the education of potential clients and promoting our name and our products. Given the fact that most of the operating expenses are fixed or have quasi-fixed character, management expects them to significantly decrease as a percentage of revenues as revenues increase.

Results of Operations for the Three Months ended March 31, 2021 and 2020

Revenues. For the three months ended March 31, 2021, we generated revenues of $333,653, a decrease of $197,869 compared to revenues of $531,522 for the three months ending March 31, 2020. The decrease was primarily due to the COVID-19 shutdown. At this stage in our development, revenues are not yet sufficient to cover ongoing operating expenses.

Gross Profit. Our gross profit for the three months ended March 31, 2021 was $274,403, a decrease of $175,277 compared to the three months ended March 31, 2020. Our gross margin percentage for the three months ended March 31, 2021 was 82%, compared to 85% for the three months ended March 31, 2020. The change in gross margin in the three months ended March 31, 2021 compared to the three months ended March 31, 2020 was due to decreased sales of higher margin items during the period.

Selling, General, and Administrative Expenses. Selling, general, and administrative expenses (“SG&A expenses”) for the three months ended March 31, 2021 were $2,173,333, an increase of $791,650 compared to the three months ended March 31, 2020. For the three months ended March 31, 2021, the SG&A expenses included: (i) a reduction in commission expenses; (ii) a reduction in payroll expenses; and (iii) and an decrease in other SG&A expenses. Non-cash stock based compensation for the three months ended March 31, 2021 was $1,801,619, compared to $764,916 in stock based compensation for the three months March 31, 2020.

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	For the three months ended	For the three months ended
	March 31,	March 31,
	2021	2020
Staff and Overhead Expenses	$271,616	$434,203
Accounting/Legal	16,975	34,875
Commission Expense	83,122	147,689
Non-Cash Stock Based Compensation	1,801,619	764,916
	$2,173,333	$1,381,683

Operating Loss. We realized an operating loss of $1,898,930 before interest and income taxes for the three months ended March 31, 2021 compared to operating loss of $932,003 for the three months ended March 31, 2020.

Interest Expense. Interest expenses for the three months ended March 31, 2021 was $253,624 compared to $31,933 for the three months ended March 31, 2020. The increase is a reflection of the addition of financing in the current period versus the prior period ending March 31, 2020.

Net Loss. We incurred a net loss of $877,500 for the three months ended March 31, 2021 compared to net loss of $964,736 for the three months ended March 31, 2020. The primary reason for the decrease in net loss is due to an increase in operating loss by $966,927 and an increase in interest expense by $221,691, offset by a gain from the change in the fair value of derivatives by $1,275,854. Management will continue to make an effort to lower operating expenses and increase revenue.

Liquidity and Capital Resources

As of March 31, 2021, we had an accumulated deficit of $8,044,515 at March 31, 2021. At March 31, 2021, we had a cash balance of $19,196, compared to a cash balance of $45,102 at December 31, 2020. At March 31, 2021, we had a working capital deficit of $1,647,715, compared to a working capital deficit of $2,460,718 at December 31, 2020. The Company’s existing and available capital resources are not expected to be sufficient to satisfy our funding requirements through one year from the date of this filing in the absence of share issuances or other sources of financing.

We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. Since our inception, we have raised capital through private sales of preferred stock, common stock, and debt securities.

We will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support its operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

The issuance of additional securities may result in a significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming these loans would be available, will increase our liabilities and future cash commitments. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available for use when needed or, if available, that it can be obtained on commercially reasonable terms.

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The effect of existing or probable government regulations on our business is not known at this time. Due to the nature of our business, it is anticipated that there may be increasing government regulation that may cause us to have to take serious corrective actions or make changes to the business plan.

Plan of Operation

The Company has established the following milestones for projected business:

Plan of Operation

The Company has established the following milestones for projected business:

1.	Qualification of its filing through the six-month mark: $3,500,000 - $5,000,000

Acquisition and capital investment costs.

2.	Six to Twelve months: $7,500,000 - $15,000,000

Complete hiring and onboarding of C-level executives.

3.	Twelve to Eighteen months: $10,000,000 - $25,000,000

Additional expansion capital and replacement of equipment.

4.	Eighteen to Twenty-Four months: $25,000,000 - $40,000,000

Complete all acquisition costs.

These are estimates and approximations and there is no assurance the Company will be able to hit these exact numbers. There may some fluctuation due to real estate market pressures, competition for potential properties, and the varying regulatory environment in various states.

The Company has established a minimum annual operating budget of $5,500,000.

Trends and Key Factors Affecting Our Performance

We plan to invest significant resources to accomplish our goals, and we anticipate that our operating expenses will continue to increase for the foreseeable future, particularly manufacturing costs, marketing costs, installation costs, distribution costs, maintenance costs, and overhead. These investments are intended to contribute to our long-term growth; however, they may affect our short-term profitability.

The Company has established a minimum annual operating budget of $5,500,000.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

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Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

A complete listing of our significant policies is included in the notes to our financial statements for the period ended.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Item 10: Directors, Executive Officers and Significant Employees

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name (1)	Position	Age	Term of Office	Hours/Week
Ray Grimm, Jr.	Co-Chief Executive Officer, Chairman of the Board and Director	75		40
John Driscoll	Chief Financial Officer and Director			40
Nish Mehta	Director	54		-
Jason Frankovich	Director, Co-Chief Executive Officer and Director	46		40
Greg Montoya	President			40
James Sinkes	Chief Accounting Officer			40

(1)All addresses shall be c/o the company

Ray Grimm, Jr.

Chief Executive Officer and Chairman of the Board

Ray Grimm, Jr. has served as Chief Executive Officer since 2018. Ray Grimm, Jr. has more than a quarter century experience building nutritional and weight loss companies in direct sales. Those companies include: Univite, Inc where Ray was CEO from 1987-1988, Body Wise International where he was Co-founder and President from 1989-1999, and Cal Nutrisciences (sold to Xyngular, Inc.) where he was Co-founder and CEO from 2009-2010. Cal Nutrisciences did $10 million in its first 10 months and as Xyngular did $70 million in its fifth year. Mr. Grimm was semi-retired from 2014 to 2018, but he acted as a consultant for various network marketing companies on a part time basis during this period.

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Jason Frankovich, Co-Chief Executive Officer, Executive Chairman, Director

Jason has served as Founder and principal executive of St Biosciences, a holding company for cannabis-related companies where he oversaw operations and business development since 2012. From 2008 - 2013, he served as partner and trade finance coordinator at the Atlas Investments group, where they specialized in project management of commercial real estate and multi-family investment portfolios. From 2012-2015, he served as partner of New York City-based, Hard Beverages and Jetset in New York, a lifestyle beverage company. Previously he served as Head of Commercial Banking for Concord Bankers and as Marketing Special Assistant at Ameriquest Mortgage Bankers.

 John Driscoll, Chief Financial Officer Director

John Driscoll, is our new Chief Financial Officer and a new member of our Board of Directors. Mr. Driscoll is an experienced finance executive with 30 years of expertise as a Chief Audit Executive heading large-scale audit engagements for FinTech, banking, manufacturing and insurance companies. He transitioned through three corporate M&A’s heading global audit operations and facilitating changes to the global organizational chart and corporate culture mission statement. Mr. Driscoll has reported to boards, audit committees, and top management teams to objectively review and report on findings that impact operational, financial, and compliance controls spanning the global enterprise. He provides recommendations, insights, and the tools needed to attain goals, mitigate risks, and meet stakeholder expectations. Mr. Driscoll’s professional experience includes:

 NY County District Attorney, Supervisor Forensic Accountant – January 1990-November 1997

 AIG, Senior Auditor, Internal Audit – December 1997- May 2000

 Philip Morris, Director, Internal Audit – June 2000-November 2000

 AIG, Supervisor, Internal Audit – December 2000-July 2010

 CIT, Vice President, Internal Audit – August 2010-July 2014

 Fundtech, Vice President, Head of Global Audit – August 2014-June 2015

 D&H, Chief Audit Executive – July 2015-July 2017

 Finastra, Chief Audit Executive – August 2017-December 2019

 ST Brands/Biosciences-EVP, Chief Financial Officer – January 2020-June 2021

Mr. Driscoll holds an M.S. in Management from Utica College and a B.S. in Finance from St. John’s

University.

Nish Mehta

Director

Nish Mehta is a financial professional. Nish has raised over $100m in venture backed capital for technology-based start-up companies. Nish’s past and current ventures include several high-profile VC backed companies including Nuvve Corp. (2010-2018), HomeSpace.com (1998-2001), Envestnet (2001-2004)(IPO, July 2010), Rayspan Corporation (2005-2008), Wildcat Discovery Technologies (2008-2010) and others. Nish has also provided services for several network marketing companies in San Diego. Nish is a Canadian Chartered Accountant as well as a CPA and has served 7.5 years with KPMG (1990-1997). Nish graduated from Acadia University (Hons) with a major in Accounting and Finance.

Greg Montoya

President

Greg Montoya has served as New You LLC’s Company’s President since 2018. Prior thereto, he was involved in several direct marketing businesses in North America and abroad, including Alpine Industries (Presidential Master Manager 1995-2000, EcoQuest International (Presidential Master Manager 2000-2010), and Vollara LLC, (Presidential Ambassador 2010-2018). He co-founded two international direct marketing sales, consulting and training companies, Seventh Success, Inc. (President 1997-present), and Unovis, Inc. (President 2008-2010); co-founded Ageless Impact – A USA based health and wellness company specializing in anti-aging and energy drink products (President 2010 – present); and co-founded Tiny Treasure Home, Inc. – A tiny house on wheels manufacturing company (President 2015 - present).

James Sinkes,

Chief Accounting Officer

Mr. Sinkes has served as the Company’s Chief Accounting Officer since 2018. With over 10 years of accounting and finance experience, James has been the Controller for WCG Cares, a non-profit that works in the health and wellness sector in multiple countries all over the world, from 2016 through 2017. Prior to his work at WCG, Mr. Sinkes was a Senior accountant at Alliant Insurance for over five years, 2010 – 2015, where he managed the financials of the largest property and casualty program in the nation. Mr. Sinkes graduated from California State University San Bernardino.

Director Qualifications

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We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, and skills, including financial literacy and experience in the context of our needs and the needs of the Board.

Employment Agreements

We currently do not have any employment agreements with any of our directors or executive officers.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

▪	Any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
▪	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
▪	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;
▪	Being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
▪	Being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
▪	Being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a Code of Ethics, but we expect to adopt a Code of Ethics in fiscal 2021 and will post such code to our website.

Term of Office

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws. Our officers are appointed by the Board and hold office until removed by the Board, absent an employment agreement.

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Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since we are in the earlier stages of operations. We have seven directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Corporate Governance

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of five individuals, one of them being our executive officer and another one of them being our financial officer with our final two as directors. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our officers and directors and the oversight of the accounting functions.

The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently have two independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Item 11: Compensation of Directors and Executive Officers

Capacities in which Compensation was Paid

For the Fiscal Year ended December 31, 2020
Name and Principal Position Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ray Grimm, Jr. - Chief Executive Officer	$200,000	$—	$—	$—	$—	$70,000	$—	$270,000
Greg Montoya – President	$—	—	—	—	—	—	—	$-0-
James Sinkes - Chief Accounting Officer	$27,873	—	75,000	—	—	—	—	$102,873
	$227,873	$—	$75,000	$—	$—	$70,000	$—	$372,873

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					Non-Equity Incentive Plan Compensation ($)	Deferred Compensation Earnings ($)
For the Fiscal Year ended December 31, 2019
Name and Principal Position Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)			All Other Compensation ($)	Total ($)
Ray Grimm, Jr. - Chief Executive Officer	$180,000	$—	$—	$—	$—	$52,500	$—	$232,500
Greg Montoya - President	60,000	—	540,000	—	—	—	—	$600,000
James Sinkes - Chief Accounting Officer	$73,866	—	50,000	—	—	—	—	$123,866
	$313,866	$—	$590,000	$—	$—	$52,500	$—	$956,366

Retirement Benefits

We do not currently provide our named executive officers with supplemental or other retirement benefits.

Outstanding Equity Awards at December 31, 2020

Option Awards	Stock Awards

								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)			Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable (c)

Number of Securities Underlying Unexer- cised Options (#) Exercisable (b)

				Option Exercise Price ($) (e)	Option Expiration Date (f)

Name (a)

James Sinkes	—	—	—	—	—	50,000	$25,000	—	—
Greg Montoya	—	—	—	—	—	—	$—	—	—
Nish Mehta	—	—	—	—	—	—	$—	—	—

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Compensation of Directors

Name and Principal Position Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	None-Equity Incentive Plan Compensation ($)	Deferred Compensation Earnings ($)	All Other Compensation ($)	Total($)
Ray Grimm, Jr. - Chairman	$—	$—	$—	$—	$—	$70,000	$—	$70,000
Nish Mehta - Board Member	—	—	—	—	—	200,000	—	$200,000
	$—	$—	$—	$—	$—	$270,000	$—	$270,000

Item 12: Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of December 31, 2020 and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

▪	Each of our Directors and the named Executive Officers;
▪	All our Directors and Executive Officers as a group; and
▪	Each person or group of affiliated persons known by us to be the beneficial owner of more than 10% of our outstanding shares of Common Stock
▪	All other shareholders as a group

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of December 31, 2020 by (1) each stockholder who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table above, and (4) all of our directors and executive officers as a group.

Title of class	Name and address of beneficial owner(1)	Amount of beneficial ownership	Percent of class
Current Executive Officers & Directors:
Common Stock	Ray Grimm, Jr. P.O. Box 8501 Rancho Santa Fe, CA 92067	10,641,107	40.95%
Common Stock	Greg Montoya 3246 Grey Hawk Carlsbad, CA 92010	1,080,000	4.16%
Common Stock	James Sinkes 4305 Saddlehorn Way Oceanside, CA 92057	260,000	1.00%
Common Stock	Nish Mehta 8152 Run of the Knolls San Diego, CA 92127	2,864,691	11.02%
Common Stock Total of All Current Directors and Officers:		14,845,798	57.13%

More than 5% Beneficial Owners
Common Stock	Jared Berry 701 Palomar Airport Rd., Ste. 300 Carlsbad, CA 92010	11,141,107(2)	42.87%

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(1)       As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

(2)  Consists of 6,778,210 shares held by Mr. Berry and 4,362,897 shares held in the name of Carlsbad Naturals, Inc.

The Agreement with ST Brands may at a subsequent date result in a change-in-control if ST Brands achieves substantially all of its revenue targets as defined in the Agreement.

Equity Compensation Plan Information

None.

Item 13: Interest of Management and Others in Certain Transactions Related Party Transactions

The Company’s officers and directors own a significant percentage of the issued and outstanding controlling shares of the Company. Consequently, they control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

▪	Election of the Board of Directors
▪	Removal of any Directors
▪	Amendments to the Company’s Articles of Incorporation or bylaws;
▪	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, our officers and directors will have control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

Related Party Transactions

Except as described below, during the past two fiscal years, there have been no transactions, whether directly or indirectly, between us and any of our respective officers, directors, beneficial owners of more than 5% of our outstanding Common Stock or their family members, that exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years:

1.	During 2020 and 2019, a director, a founder, the President, and the CEO loaned or paid for various expenses of the Company. These loans contained no interest, term or due date. As of December 31, 2020, these loans had a balance of $220,503, $75,000, $10,000 and $218,156 for the director, a founder, the President, and CEO, respectively.

2.	The Company leases and pays for a certain business facility on behalf of Carlsbad Naturals, LLC, a related party in exchange for the Company using a lease that Carlsbad Naturals, LLC pays for on behalf of the Company, the “Related Party Lease.” As a result of this arrangement, the Company has recorded the lease and rental expense in the accompanying statement of operations. The Company’s rent expense for the year ended December 31, 2019 was $69,296, and $74,451 for the year ended December 31, 2020 and is included in general and administrative expense on the accompanying statement of operations. Carlsbad Naturals, LLC is a stockholder of the Company. Another stockholder of New You Inc., Jared Berry, has controlling interest in Carlsbad Naturals, LLC.

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3.	On January 9, 2019, we acquired one hundred percent (100%) of the outstanding membership interests in our current operating subsidiary, New You LLC, under a Share Exchange Agreement. Pursuant to the Share Exchange Agreement, we issued 15,974,558 shares of common stock to the former members of New You LLC. The members of New You LLC included our current CEO, Ray Grimm, Jr., and certain other affiliates of the Company.

4.

The Company purchases product from Carlsbad Naturals, LLC, which is owned by a stockholder of the Company. Drops, Drops For Pets, Energy FX, Sleep FX are manufactured by Carlsbad Naturals, LLC. The total amount of inventory purchased for the year ended December 31, 2020 was $183,929.

5.

On April 23, 2021, ST Brands acquired Primus Skincare. Primus Skincare was owned and controlled by Federica Primus, the domestic partner of Jason Frankovich. The transaction pre-dates the May 3, 2021 Agreement and was fully disclosed to the Company. As part of the transaction, Federica Primus or entities controlled by her or her family will receive shares in the Company totaling $800,000 based on a 30-day average closing price of the OTCQB quoted stock and $250,000 paid in cash.

6.

On May 3, 2021, we entered into an Exchange Agreement (the “Agreement”) with ST Brands, Inc., a Wyoming corporation (“STB”), and the sole shareholder of STB, Jason Frankovich. Concurrently with the closing of the Agreement, Mr. Frankovich became our Executive Chairman and a member of our Board of Directors. Under the Agreement, we acquired all of the issued and outstanding common stock of STB in exchange for our issuance to Mr. Frankovich of shares of our newly-designated Series A Preferred Stock. The class of Series A Preferred Stock consists of 4,500,000 shares of preferred stock convertible to our common stock at a ratio of 100 for 1. As a whole, all designated shares of Series A Preferred are convertible to approximately the cumulative equivalent of ninety percent (90%) of our issued and outstanding share capital as of May 3, 2021. The Agreement contemplates that our existing business and assets will remain and continue under our ownership following the closing of the Closing.

Shares of Series A Preferred Stock shall be issuable to Mr. Frankovich under the Agreement upon each of several contemplated Closings, each Closing to take place upon our receipt of audited financial statements reflecting certain levels of annual revenue earned by STB and/or Acquired Material Businesses, as defined in the Exchange Agreement and as described in Exhibit B thereto. Up to 4,500,000 shares of Series A Preferred Stock may be issued, with all Closings to occur on or before April 30, 2021. Under the Initial Closing on the date of the Agreement, we issued 500,000 shares of Series A Preferred Stock to Mr. Frankovich.

Item 14: Securities Being Offered

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

43

Preferred Stock

No preferred stock is being sold in this offering. We have one class of preferred stock authorized, our Series A Preferred Stock. The class of Series A Preferred Stock (“Series A”) consists of four million five hundred thousand (4,500,000) shares, par value $0.00001 per share. Each share of Series A shall be convertible at the option of the holders thereof, and without the payment of additional consideration, at any time, into shares of our common stock at a conversion rate of one hundred (100) shares of common stock for every one (1) share of Series A held (the “Conversion Rate”), subject to adjustment as set forth in the Certificate of Designation. The Conversion Rate is subject to pro-rata downward adjustment based on the number of shares of common stock (or common stock equivalents) issued in the future by us for the acquisition of Acquired Material Businesses within the meaning of the Agreement. The Conversion Rate is also subject to adjustment for stock splits, reverse splits, share dividends, and similar corporate actions. Shares of Series A shall, with respect to rights on liquidation, winding up and dissolution, rank pari passu to our common stock, par value $0.00001 per share, and any other classes of capital stock. Each share of Series A shall vote on an as-converted basis with the common stock or other equity securities, resulting in 100 votes per one share of Series A Preferred Stock.

Five hundred thousand (500,000) shares of Series A Preferred Stock is currently outstanding, all of which is held by our Executive Chairman, Jason Frankovich.

Options and Warrants

None.

Convertible Promissory Notes

The Company current has seven promissory notes outstanding totaling $776,000.00 which, if fully converted would result in the issuance of 59,908,253 shares of common stock. The Company has reserved these shares in Treasury, each note carries an interest of 8% which, if unpaid could result in additional issuances of shares.

Legal Matters

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

Any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

Being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

Being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

44

Being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

The validity of the securities offered by this Offering Circular has been passed upon for us by Morris Legal Corp.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2020 and 2019, and for the years then ended, as stated in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern) appearing elsewhere herein. We have included our financial statements in this offering circular in reliance on the report of Marcum LLP, given on their authority as experts in accounting and auditing.

Crone Law Group ("CLG"), will issue to New You, Inc. its opinion regarding the legality of the common stock being offered hereby. CLG has consented to the references in this offering to its opinion.

45

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

46

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

New You, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of New You, Inc. (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, , stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Fair value of the level 3 default put option derivatives

As described in Notes 9 and 11 to the financial statements, the Company has entered into certain debt agreements that contain default put features that may be triggered in the event the Company defaults on its convertible notes. The Company has bifurcated such default put features and recognized them as derivatives. The Company used a Monte Carlo simulation model to simulate the stock price, the default likelihood, and the default liability, in order to determine the fair value of these derivatives at inception and at year-end.

The principal considerations for our determination that performing procedures relating to evaluating the valuation of these derivatives is a critical audit matter, are that there is significant judgment by management in the determining the inputs and assumptions used in the Monte Carlo simulation model. This in turn led to high degree of auditor judgment, subjectivity and effort in performing audit procedures in evaluating audit evidence related to management’s inputs and assumptions used in the Monte Carlo simulation model. Also, the evaluation of audit evidence related to the derivative valuation required significant auditor judgment as the nature of the evidence is often subjective, and the audit effort involved the use of professionals with specialized skill and knowledge to assist in evaluating the audit evidence obtained.

Addressing the matter involved performing procedures and evaluating evidence in connection with forming our overall audit opinion on the consolidated financial statements. These procedures included, among others, (i) evaluating the reasonableness of management’s inputs and assumptions used in the Monte Carlo simulation model; and (ii) performing an independent recalculations of the estimated fair value of the derivatives. Professionals with specialized skills and knowledge were used to assist in the evaluation of the measurement of the Company’s estimated fair value of the derivatives.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2019.

Costa Mesa, California
April 7, 2021

F-1

New You, Inc.
Consolidated Balance Sheets as of December 31, 2020 and 2019

	December 31, 2020	December 31, 2019

ASSETS
Current Assets:
Cash	$45,102	$1,125
Credit Card Receivable	1,952	23,715
Inventory	79,438	147,780
Prepaid Expenses and Other Current Assets	8,212	5,000
Total Current Assets	134,704	177,620

Property and Equipment, Net	20,004	25,795
Operating Lease Right of Use Asset, Net	42,380	96,310

TOTAL ASSETS	$197,088	$299,725

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Current Liabilities:
Accounts Payable and Other Accrued Expenses	$419,487	$471,507
Accounts Payable to Related Party	30,625	200,605
Operating Lease Liability	82,281	63,410
Related Party Debt	573,659	497,147
Notes Payable, Current	85,081	—
Convertible Notes Payable, Net of Discount of $177,798 and $0, respectively	228,202	—
Derivative Liability	1,176,087	—
Total Current Liabilities	2,595,422	1,232,669
Notes Payable, Non-current	128,877	—
Operating Lease Liabilities, Non-current	—	38,025
TOTAL LIABILITIES	2,724,299	1,270,694

COMMITMENTS AND CONTINGENCIES - SEE NOTE 5

STOCKHOLDERS’ DEFICIT
Common stock at $0.00001 par value: 1,400,000,000 and 900,000,000 shares authorized as of December 31, 2020 and December 31, 2019, respectively; 39,523,051 and 32,985,200 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	395	330
Additional Paid-in Capital	4,639,409	1,149,005
Accumulated Deficit	(7,167,015)	(2,120,304)
TOTAL STOCKHOLDERS’ DEFICIT	(2,527,211)	(970,969)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$197,088	$299,725

The accompanying notes are an integral part of the financial statements.

F-2

New You, Inc.
Consolidated Statements of Operations for the Years Ended December 31, 2020 and 2019

	For The Year Ended December 31, 2020	For The Year Ended December 31, 2019

Total Revenues	$2,008,493	$2,832,426

Cost of Goods Sold	285,159	454,760

Gross Profit	1,723,334	2,377,666

Selling, General and Administrative Expenses

Commission Expense	571,335	1,028,787
Stock Based Compensation	2,787,568	677,604
Other Selling, General and Administrative Expenses	1,599,769	2,362,773
Total Selling, General, and Administrative Expenses	4,958,672	4,069,164

Loss from Operations	(3,235,338)	(1,691,498)

Interest Expense	744,152	—
Change in Fair Value of Derivative	1,066,421	—
Net Loss Before Income Tax Expense	(5,045,911)	(1,691,498)

Income Tax Expense	800	800

Net Loss	$(5,046,711)	$(1,692,298)

Net Loss Per Common Share
- Basic and Diluted	$(0.15)	$(0.06)

Weighted Average Common Shares Outstanding
- Basic and Diluted	34,480,966	26,343,136

The accompanying notes are an integral part of the financial statements.

F-3

New You, Inc.

Consolidated Statement of Stockholders’ Deficit for the Two Years Ended December 31, 2020

	Common
	Shares	Par Value	Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of December 31, 2018	15,974,558	$160	$126,840	(428,006)	(301,006)
Effect of reverse recapitalization transaction	10,772,587	108	(16,677)	—	(16,569)
Shares Issued Pursuant to Anti-dilution Provision	409,605	4	(4)	—	—
Sales of Common Shares	652,450	7	316,293	—	316,300
Restricted Stock Issuance - Employees	4,150,000	41	(41)	—	—
Restricted Stock Issuances – Vendors	1,026,000	10	(10)	—	—
Stock-based Compensation - Employees	—	—	469,791	—	469,791
Stock-based Compensation – Vendors	—	—	207,813	—	207,813
Cash Received for Common Shares Not Yet Issued	—	—	45,000	—	45,000
Net Loss	—	—	—	(1,692,298)	(1,692,298)
Balance as of December 31, 2019	32,985,200	$330	$1,149,005	(2,120,304)	(970,969)

Shares Issued as Default Penalty	900,000	9	449,991	—	450,000
Shares Issued in Lieu of Interest	196,721	2	21,637	—	21,639
Shares Issued as Debt Issuance Costs	50,000	1	24,999	—	25,000
Restricted Stock Issuance - Employees	150,000	1	(1)	—	—
Restricted Stock Issuances – Vendors	5,241,130	52	(52)	—	—
Stock-based Compensation - Employees			1,627,083	—	1,627,083
Stock-based Compensation – Vendors			1,160,485	—	1,160,485
Cancellation of shares	(90,000)	(1)	1	—	—
Shares Issued for Cash Received in 2019	90,000	1	(1)	—	—
Beneficial Conversion Feature in Connection with Notes Payable	—	—	206,262	—	206,262
Net Loss	—	—	—	(5,046,711)	(5,046,711)
Balance as of December 31, 2020	39,523,051	$395	$4,639,409	(7,167,015)	(2,527,211)

The accompanying notes are an integral part of the financial statements.

F-4

New You, Inc.

Consolidated Statements of Cash Flows for the Years Ended December 31, 2020 and 2019

	For The Year Ended December 31, 2020	For The Year Ended December 31, 2019

Operating Activities
Net Loss	(5,046,711)	$(1,692,298)
Adjustments to Reconcile Net Loss to Net Cash Used
in Operating Activities:
Depreciation and Amortization	5,791	10,917
Amortization of Operating Lease Right of Use Assets	53,930	99,166
Other Non-cash Interest Expense	42,563
Amortization of Debt Issuance Costs	126,567	—
Change in Fair Value of Derivative Liability	1,066,421	—
Shares Issued in Connection with Notes Payable as Default Penalty	450,000	—
Shares Issued in Lieu of Interest	21,639	—
Stock-based Compensation - Employees	1,627,083	469,792
Stock-based Compensation - Vendors	1,160,485	207,813
Changes in Operating Assets and Liabilities:
Credit Card Receivable	21,763	(122,804)
Inventory	68,342	(97,918)
Due From Merger Partner	—	10,482
Prepaid Expenses and Other Current Assets	(3,212)	29,415
Accounts Payable and Accrued Expenses	(52,020)	359,453
Accounts Payable to Related Parties	(9,856)	459,043
Operating Lease Liabilities	(19,154)	(94,041)
Net Cash Used in Operating Activities	(486,369)	(360,980)

Financing Activities
Proceeds from Related Party Debt	161,100	398,000
Repayments of Related Party Debt	(244,712)	(424,505)
Issuance of Common Shares for Cash	—	316,300
Cash Received for Shares Not Yet Issued	—	45,000
Proceeds from Convertible Notes Payable, Net of Issuance Costs	400,000	—
Proceeds from Notes Payable	213,958	—
Net Cash Provided by Financing Activities	530,346	334,795
Net Increase/(Decrease) in Cash and Cash Equivalents	43,977	(26,185)
Cash and Cash Equivalents
Beginning of Period	1,125	27,310
End of Period	$45,102	$1,125

Supplemental Disclosures
Cash Paid for Interest	$93,833	$5,000
Cash Paid for Income Taxes	$800	$800

Non-cash Investing and Financing Activities:
Payroll and Other Payables to Related Parties Converted to Related Party Debt	$270,000	$412,672
Related Party Debt Adjusted Against Related Party Receivables	$109,876	$(118,692)
Recognition of Beneficial Conversion Features on Convertible Debt	$206,262	$—
Recognition of Initial Derivative Liability and Associated Debt Discount	$67,103	$—
Common Shares Issued in Connection with Convertible Note Issuance	$25,000	$—

The accompanying notes are an integral part of the financial statements.

F-5

New You, Inc.

Notes to Consolidated Financial Statements

Note 1 – Organization and Significant Accounting Policies

Nature of Business

New You, Inc., formerly known as The Radiant Creations Group, Inc. (the “Company”) was incorporated in Nevada on December 29, 2005. From inception, the Company's principal business activity was the acquisition and exploration of mineral resources. On June 20, 2013, following a change of control and subsequent acquisition of an exclusive license agreement, the Company changed its principal business to the development and marketing of cosmetics and over-the-counter personal enhancement products and devices. After a change in control on July 11, 2018, the Company changed its principal business to selling cannabidiol (“CBD”) hemp oil-based products through independent business owners (called “Brand Partners”).

The Company, through its wholly owned subsidiary New You LLC, markets and sells its products through a multi-level marketing sales opportunity.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) to reflect the accounts and operations of the Company.

On January 9, 2019, the Company completed a reverse recapitalization (“Recapitalization”) with New You LLC, a privately held Wyoming limited liability company, in accordance with the terms of a share exchange agreement (“Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, the Company issued 15,974,558 common shares in exchange for one hundred percent (100%) of the outstanding units of New You LLC (11,450 units), with New You LLC becoming a wholly-owned operating subsidiary of the Company. The transaction was accounted for as a reverse recapitalization because the Company was a shell company prior to the transaction. For accounting purposes, New You LLC is considered to have obtained the net monetary assets of the Company in exchange for equity. Upon the consummation of the Recapitalization, the historical financial statements of New You LLC became the consolidated company’s historical financial statements. Accordingly, these financial statements reflect the financial position and operations of New You LLC, except that the capital structure of New You LLC has been adjusted based on the ratio of common shares issued and units transferred in accordance with the Share Exchange Agreement.

Risks and Uncertainties

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic which continues to spread throughout the United States. We are currently negatively impacted through a reduction in sales by the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread, and continue to monitor its impact on operations, financial position, cash flows, customer purchasing trends, and the industry in general, in addition to the impact on our employees. We have concluded that while it is reasonably possible that the virus could continue to have a negative impact on the results of operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates include estimates for future charge-backs, allowance for slow moving or obsolete inventory, stock-based compensation expense, and the fair value of the derivative liabilities.

Financial Instruments

The Company’s balance sheets include the following financial instruments: cash, accounts payable, accrued expenses, notes payable and payables to a stockholder. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. The carrying values of the notes payable and amounts due to stockholder approximates fair value based on borrowing rates currently available to the Company for instruments with similar terms and remaining maturities.

FASB Accounting Standards Codification (ASC) topic, “Fair Value Measurements and Disclosures”, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

F-6

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2020.

Derivative Liabilities

The Company assessed the classification of its derivative financial instruments as of December 31, 2020, which consist of convertible instruments, and determined that such derivatives meet the criteria for liability classification under ASC 815.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815.

Beneficial Conversion Features

ASC 470-20 applies to convertible securities with beneficial conversion features that must be settled in stock and to those that give the issuer a choice in settling the obligation in either stock or cash. ASC 470-20 requires that the beneficial conversion feature should be valued at the commitment date as the difference between the conversion price and the fair market value of the common stock into which the security is convertible, multiplied by the number of shares into which the security is convertible. This amount is recorded as a debt discount and amortized over the life of the debt. ASC 470-20 further limits this amount to the proceeds allocated to the convertible instrument.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. As of December 31, 2020 and 2019, the Company had no cash equivalents.

Credit Card Receivables

Credit card receivable consists of only the amount due from the credit card processing companies. There is no need for an allowance for doubtful accounts, since the system and processor make sure that the transaction is successful prior to the sale being finalized. Accordingly, no allowance was recorded as of December 31, 2020 or 2019.

Inventory

Inventory consists of finished goods and is valued at the lower of cost or net realizable value. Cost is determined using the first in first out (FIFO) method. Provision for potentially obsolete or slow-moving inventory is made based on management analysis or inventory levels and future sales forecasts.

Prepaid Expenses

Prepaid expenses consist of various payments that the Company has made in advance for goods or services to be received in the future. These prepaid expenses primarily consist of deposits on inventory yet to be delivered or shipped.

Property and Equipment

Property and equipment are stated at cost, net of depreciation provided by use of a straight-line method over the estimated useful lives of the assets, which is five years for vehicles and seven years for furniture and fixtures. The Company reviews property and equipment for potential impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable.

Impairment of Long-Lived Assets

We evaluate the recoverability of long-lived assets in accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets. We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. Such impairment is recognized in the event the net book value of such assets exceeds their fair value. No impairment of long-lived assets occurred during the years ended December 31, 2020 and 2019.

F-7

Basic and Diluted Net Loss Per Share

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common share equivalents outstanding for the period determined using the treasury-stock method. For purposes of this calculation, the Company currently does not have any common share equivalents; therefore, its basic and diluted net loss per share calculations is the same.

The following table presents the computation of basic and diluted net loss per common share:

	2020	2019
Historical Net loss per share
Numerator
Net Loss	(5,046,711)	(1,692,298)
Denominator
Weighted-average common shares outstanding	36,756,792	27,514,330
Less: Restricted weighted-average shares	(2,275,826)	(1,171,194)
Denominator for basic and diluted net loss per share	34,480,966	26,343,136
Basic and diluted net loss per share	$(0.15)	$(0.06)

Potentially dilutive securities that are not included in the calculation of diluted net loss per share because their effect is anti-dilutive are as follows (in common equivalent shares):

	2020	2019
Restricted Stock	3,343,064	5,151,000
Convertible Notes	4,097,104	—

Revenue Recognition

Revenue is recognized in accordance with ASC 606, Contracts with Customers, by analyzing exchanges with the Company’s customers and Brand Partners using a five-step analysis that includes identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

The Company recognizes revenue when the customer obtains control of the promised good and all performance obligations are met. Revenue is recognized at an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those services.

The Company records sales of finished products once the customer or Brand Partner places and pays for the order and the product is shipped. Control is considered transferred when title and risk of loss have transferred to the customer, which is upon shipment of the product. The Company treats shipping expenses as costs to fulfill a contract, so that revenue is recognized gross of shipping expenses. The Company recognizes revenue net of sales taxes.

The Company and its Brand Partners agree to provide customers with a 100% satisfaction guaranteed policy that allows the customer sixty days from the sales transaction to return the product and receive a 100% refund, and one year for a Brand Partner to get a 90% refund, as long as the product remains in saleable condition and the Brand Partner or the Company have not cancelled the Brand Partner agreement. The Company records an estimate for provisions of returns and other adjustments for each shipment, which is netted with gross sales. The Company accounts for such provisions during the same period in which the related revenues are earned. The Company has determined that the population of contracts with the Company’s customers and Brand Partners tends to be homogenous, so that review of the contracts and estimate of various revenue related adjustments can be applied to the entire population. The Company had customer returns of $63,272 for the year ended December 31, 2020 and $79,090 for the year ended December 31, 2019. The Company has not recorded a reserve for returns at December 31, 2020, or 2019 since it does not believe such returns will be material.

As of December 31, 2020, the Company did not have any in-process or prepaid sales orders or transactions that would require the recognition of a contract liability.

Cost of Revenue

Amounts recorded as cost of revenue relate to direct product costs. Such costs are recorded when the associated revenue is recognized. Our cost of revenue consists primarily of the cost of product, and the cost of product samples.

Commission Expense and Contract Acquisition Costs

The Company markets and sells its products through a multi-level marketing sales platform. Commissions are earned on product sales to Brand Partners and customers at a rate of 10% for every transaction plus a specified spread on recurring sales. Brand Partners earn a 5% commission on sales by other team members at lower levels up to nine levels below the Brand Partner. Brand Partners can earn an additional bonus for customer sales and team sales. The team bonus is $400 for each time their team bonus volume reaches a certain amount in a 30-day period. Brand Partners can also earn an initial bonus for qualifying customer purchases in the Brand Partners’ first 30 days of 20% of the transaction value.

F-8

The Company treats commission payments as costs to obtain a contract in accordance with ASC 340, “Other Assets and Deferred Costs.” Commissions are accrued upon shipment of the product to either the Brand Partner or the customer.

Advertising Expenses

The Company expenses advertising costs as incurred in accordance with ASC 720-35, “Other Expenses – Advertising Cost.” Advertising expenses totaled $12,385 for the year ended December 31, 2020 and $12,626 for the year ended December 31, 2019.

Income Taxes

The Company provides for income taxes utilizing the asset and liability method of accounting. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each balance sheet date, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. If it is determined that it is more likely than not that future tax benefits associated with a deferred tax asset will not be realized, a valuation allowance is provided. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in the statements of operations as an adjustment to income tax expense in the period that includes the enactment date. Utilization of the net operating loss carry forwards and credits may be subject to a substantial annual limitation due to ownership change limitations provided by Section 382 of the Internal Revenue Code of 1986, as amended, and similar state provisions.

ASC Topic 740-10, Income Taxes, clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements in accordance with GAAP. Income tax positions must meet a more-likely-than-not recognition threshold to be recognized. Income tax positions that previously failed to meet the more-likely-than-not threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

Stock Compensation Expense

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees and non-employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values at the grant date. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair grant date FV of equity instruments. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date. Share-based compensation expense for the year ended December 31, 2020 and 2019 was $2,787,568 and $677,604, respectively.

Recently Issued Accounting Pronouncements

FASB ASU No. 2019-12 Income Taxes - In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, as part of its initiative to reduce complexity in the accounting standards. The standard eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The standard also clarifies and simplifies other aspects of the accounting for income taxes. The standard is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact that this guidance will have upon its financial position and results of operations, if any.

ASU 2020-06: In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and simplifies the diluted earnings per share calculation in certain areas. The amendments in this ASU are effective for annual and interim periods beginning after December 15, 2023, although early adoption is permitted. The Company is in the process of evaluating the impact of this new guidance on its financial statements.

F-9

Note 2 – Going Concern

We incurred a net loss of $5,046,711 for the year ended December 31, 2020, of which $2,787,568 was related to non-cash stock based compensation, and had an accumulated deficit of $7,167,015 . At December 31, 2020, we had a cash balance of approximately $45,102, compared to a cash balance of $1,125 at December 31, 2019. At December 31, 2020, we had a working capital deficit of $2,460,718, compared to a working capital deficit of $1,047,273 at December 31, 2019.

We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

Note 3 – Concentrations of Business and Credit Risk

The Company at times maintains balances in various operating accounts in excess of federally insured limits.

Since the Company sells its products to a large number of customers, there is no receivable or revenue concentration from customers. However, as of December 31, 2020 and 2019, one credit card processor accounted for 100% of credit card receivables.

Note 4 – Equity

On January 9, 2019, the Company purchased one hundred percent (100%) of the outstanding units of New You LLC. Pursuant to the terms and conditions of the Share Exchange Agreement, the Company issued 15,974,558 common shares in exchange for one hundred percent (100%) of New You LLC outstanding units. As a result of the Share Exchange Agreement, New You LLC became a wholly owned subsidiary of the Company. New You LLC began operations in August 2018.

On March 8, 2019, pursuant to stockholder consent, our Board of Directors authorized an amendment (the "Amendment") to our Certificate of Incorporation, as amended, to (i) change the name of the Company from The Radiant Creations Group, Inc. to New You, Inc. and (ii) effect a reverse stock split of the issued and outstanding shares of our common stock, par value $0.00001, on a 1 for 50 basis (the "Reverse Stock Split"). We filed the Amendment with the Nevada Secretary of State reflecting the name change on March 27, 2019. On April 29, 2019, the Financial Industry Regulatory Authority, Inc. notified us that the Name Change and Reverse Stock Split would take effect on April 30, 2019 (the "Effective Date"). On the Effective Date, each holder of common stock received 1 share of our common stock for each 50 shares of our common stock they owned immediately prior to the Reverse Stock Split. We did not issue fractional shares in connection with the Reverse Stock Split. Fractional shares were rounded up to the nearest whole share. In addition, on the Effective Date the Company’s trading symbol changed to “RCGPD” for a period of 20 business days, after which the "D" was removed from the Company’s trading symbol and began trading under new trading symbol “NWYU.” Unless otherwise indicated, the information in these unaudited condensed consolidated financial statements gives effect to the 1-for-50 reverse stock split of the Company’s common stock, par value $0.00001 per share and name change from The Radiant Creations Group, Inc. to New You, Inc., effected on April 30, 2019.

Stock Sales

2020

During the year ended December 31, 2020, the Company issued 90,000 common shares which resulted in raising $45,000 in additional capital that was received in 2019.

2019

During the year ended December 31, 2019, the Company issued 652,450 common shares which resulted in raising $316,300 in additional capital and two investors paid a total of $45,000 for 90,000 common shares that were not issued as of December 31, 2019.

2020 Restricted Stock Grants

During the year ended December 31, 2020, the Company granted 6,111,130 common shares (of which 770,000 were cancelled in the same period) valued at $3,055,565 for employees and several consultants for services that will be provided in the future and will vest over the course of twenty-four months or twelve months based on the specific contract. The Company estimates the fair value of the shares at $0.50 per share based on the price at which the Company issued common shares for cash in 2019 and not based on the amount that shares were trading for on the OTC “Pink” market since shares were thinly traded on the market when the equity instruments were granted.

The table below summarizes the activity of the restricted stock during 2020:

	Number of Shares	Weighted Average Grant Date Fair Value per Share
Non-vested as of December 31, 2019	3,754,750	$—
Granted	6,111,130	$0.50
Vested	(5,752,816)	$0.50
Forfeited/Cancelled	(770,000)	$0.50
Non-vested as of December 31, 2020	3,343,064	$0.50

F-10

For the year ended December 31, 2020, the compensation cost that has been charged to Stock Compensation Expense is $2,787,568. No portion of the total compensation cost was capitalized. The unrecognized compensation costs as of December 31, 2020 and 2019 is $1,766,619 and $1,902,896, respectively, which will be recognized over 0.8 years and one year respectively. The company recognizes the cost of these stocks using a straight-line method and forfeitures are recognized as they occur.

Note 5 – Commitments and Contingencies

Operating Lease Commitments

A lease provides the lessee the right to control the use of an identified asset for a period of time in exchange for consideration. Right of use (ROU) assets represent the Company's right to use an underlying asset for the lease term and operating lease liabilities represent the Company's obligation to make lease payments arising from the lease. The Company determines if an arrangement is a lease at inception. ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. Most operating leases contain renewal options that provide for rent increases based on prevailing market conditions. The lease term used to calculate the ROU asset includes renewal periods or periods subject to termination when it is reasonably certain that the Company will lease the assets in such periods.

The discount rate used to determine the commencement date present value of lease payments is the interest rate implicit in the lease, or when that is not readily determinable, the estimated incremental secured borrowing rate. ROU assets include any lease payments required to be made prior to commencement and exclude lease incentives. Both ROU assets and lease liabilities exclude variable payments not based on an index or rate, which are treated as period costs. The Company's lease agreements do not contain significant residual value guarantees, restrictions or covenants.

The Company leases a warehouse facility under a lease agreement that expires July 31, 2021. The Company does not have any significant capital leases.

The components of total lease costs are as follows:

Year Ended December 31, 2020
Operating lease cost	$74,451
Total lease cost	$74,451

Cash paid for amounts included in operating lease liabilities was $39,746 for the year ended December 31, 2020. The table below presents total operating lease ROU assets and lease liabilities as of December 31, 2020:

Year Ended December 31, 2020
Operating lease ROU assets	$42,380
Operating lease liabilities	$82,281

The table below presents the maturities of operating lease liabilities as of December 31,

2021	$83,332
2022	$—
Total Lease Payments	$83,332
Less: Discount	$(1,051)
Operating Lease Liability	$82,281

Year Ended December 31, 2020
Weighted average remaining lease term (years)	0.58
Weighted average discount rate	7%

F-11

Note 6 - Litigation and Claims

The Company may be involved in lawsuits and claims arising in the ordinary course of business from time to time. The Company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and it discloses the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued, if such disclosure is necessary for the Company’s financial statements not to be misleading. To estimate whether a loss contingency should be accrued by a charge to income, the Company evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of the loss. The Company does not record liabilities when the likelihood that the liability has been incurred is probable, but the amount cannot be reasonably estimated. Based upon present information, the Company determined that there were no matters that neither required an accrual as of December 31, 2020 or 2019, nor were there any asserted or unasserted material claims for which material losses are reasonably possible.

Note 7 – Related Party Transactions

During the year December 31, 2020 and 2019, directors and members of management provided loans to the Company or paid for various expenses of the Company. These loans contained no interest, term or due date. As of December 31, 2020, these loans had a combined balance of $523,658 for the CEO, the President, and two other board members. Total additions to these loans during the year ended December 31, 2020 were cash loan proceeds of $61,100 and deferred compensation of $270,000 transferred from accounts payable to related parties to related party debt. As of December 31, 2019, these loans had a combined balance of $497,147 for the CEO, the President, and two other board members. Total additions for the year ended December 31, 2019 were $159,975.

As of December 31, 2020 and December 31, 2019, we also owed $3,125 and $78,105 to Carlsbad Naturals, LLC (included in accounts payable to related parties), which is a principal stockholder of New You, Inc. and is owned by a principal stockholder of New You, Inc., for inventory purchases. During the years ended December 31, 2020 and December 31, 2019, we made purchases of $183,929 and $238,588, respectively, from Carlsbad Naturals, LLC. As of December 31, 2020 and December 31, 2019, we owed $27,500 and $22,500, respectively, for consulting payments to a relative of the CEO.

During the year ended December 31, 2020, the Company received loan proceeds of $100,000 from a related party pursuant to a promissory note with a maturity date of April 7, 2020 and interest of $5,000 per month. If the Company defaults on the loan, the note’s terms require the Company to issue default shares of 100,000 each time the Company is late on its interest payment, 250,000 shares if it is late on principal repayment, and 100,000 shares each subsequent month that repayment has not occurred. The amount of the foregoing shares is doubled if the stock price falls below $1.00, and may also increase significantly if the Company’s outstanding common shares exceed 40,000,000.In addition, the Company will incur a 15% charge each year that repayment has not occurred. The terms also lay out a blanket lien on all assets of New You, Inc. including all the shares of New You LLC., all the assets of New You LLC and all shares of any acquired companies in the future as well as all of their assets. Further, the note requires that the full balance be repaid in order for a change in control to be consummated. During the year ended December 31, 2020, the amount of penalty shares issued was doubled due to the stock price falling below $1.00. In total, the Company issued a total of 900,000 shares to the related party during the year ended December 31, 2020 per the agreement: 500,000 shares due to late repayment of the note, and 400,000 shares due to late payment of two months of interest payments. A total of $75,000 has been repaid, including $25,000 in interest and $50,000 in principal during the year ended December 31, 2020. Interest payments are now $2,500 per month.

The Company leases and pays for a warehouse facility where it shares space with Carlsbad Naturals, LLC. In exchange, Carlsbad Naturals, LLC leases and pays for an office facility where it shares space with the Company. As a result of this arrangement, the Company has recorded rent expense in the accompanying statements of operations for the lease that it is responsible for paying.

During the first five months of 2019, along with the months of April, May, June, and July 2020, all credit card receivable payments were processed through the bank account of one of the founding members due to the frequent bank account changes that were occurring with the Company’s accounts. All funds received into the founder’s bank account were transferred directly to the Company’s account on a weekly basis and have been accounted for. Between May 31, 2019 and April 4, 2020 and after July 31, 2020, all credit card receivables were deposited by the credit card processor directly into the Company’s bank account. The balance due from the related party at December 31, 2020 was $0.

During the year ended December 31, 2019, the Company received two loans from a board member’s family member in the amount of $100,000 each for a total of $200,000 which were paid in full prior to year-end. A total of $5,000 was paid in interest for the loans during the year ended December 31, 2019.

The Company leases and pays for a warehouse facility where it shares space with Carlsbad Naturals, LLC. In exchange, Carlsbad Naturals, LLC leases and pays for an office facility where it shares space with the Company. As a result of this arrangement, the Company has recorded rent expense in the accompanying statements of operations for the lease that it is responsible for paying.

Note 8 – Notes Payable

In April 2020, the Company’s subsidiary received a non-interest bearing advance from the Small Business Administration under the Emergency Injury Disaster Loan program of $10,000. All or a portion of this loan may be forgiven if the Company satisfies certain criteria.

In May, 2020, the Company’s subsidiary received a Paycheck Protection Program loan in the amount of $103,958. The monthly payments on the note are deferred for a period of 6 months and the notes bear interest of 1%. Monthly payments of $5,850 will begin on December 21, 2021; however all or a portion of this loan may be forgiven if the Company satisfies certain criteria as follows:

The Company may apply for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred during the 8-week period beginning on the date of first disbursement of this loan:

a.	Payroll costs
b.	Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation)
c.	Any payment on a covered rent obligation
d.	Any covered utility payment

F-12

The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than 25% of the amount forgiven can be attributable to non-payroll costs.

In July 2020, the Company’s subsidiary received a second Paycheck Protection Program loan in the amount of $100,000.The monthly payments on the note are deferred for a period of 6 months and the notes bear interest of 1%. Monthly payments of $5,628 will begin on January 1, 2021. The proceeds of the requested PPP Loan may be used only for business purposes permitted under the Paycheck Protection Program, including permitted payroll costs and benefits, interest on business mortgage obligations incurred before February 15, 2020, rent under a lease entered into before February 15, 2020 and utilities for which service began before February 15, 2020. Loan forgiveness will be provided for the sum of documented payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities, and not more than 25% of the forgiven amount may be for non-payroll costs.

Note 9 – Convertible Debt

As of December 31, 2020, the Company owed $406,000 in principal (before a debt discount of $177,798) and $9,549 in accrued interest (included in accounts payable and accrued expenses) on its outstanding convertible promissory notes. As of December 31, 2019, the Company did not have any outstanding convertible promissory notes.

	December 31, 2020	December 31, 2019
Principal	$406,000	$—
Debt discount	(177,798)	—
Total Principal	$228,202	$—

Note 1 - During the year ended December 31, 2020, the Company received loan proceeds of $125,000 pursuant to a promissory note (“First Convertible Note”), with a maturity date of June 15, 2020 and interest of $4,167 per month. The note’s terms required that the Company issue 50,000 common shares, and allowed the note holder to convert the note into common shares at a conversion price of $0.50 per share. This note was not paid off as of December 31, 2020. The Company is still making the agreed upon interest payments of $4,167 per month and there are no penalties for not paying the note off by its maturity date. As of December 31, 2020, the equivalent number of common shares the Company would be required to issue to satisfy the Note is 250,000.

Note 2 - On June 17, 2020, the Company received $85,000 in loan proceeds, which is net of $3,000 in debt issuance costs, pursuant to a loan agreement (“Second Convertible Note”), with a maturity date of June 17, 2021 and an interest rate of 8% per annum from the date of issuance until maturity date. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 22% per annum from the due date until the full amount is paid. Upon certain events of default, the Company would be obligated to pay cash equal to the greater of (i) 150% of the outstanding principal and interest, and (ii) the highest closing price of the Company’s common stock from the date of first default to the date of payment, multiplied by the number of shares that would be issued if the outstanding principal and interest were converted at 61% of the lowest closing price in the last 20 trading days prior to the date of payment. The holder may convert the note to common shares starting 180 days after the issuance date at a conversion price equal to 61% of the lowest trading price in the last 20 trading days. The Company is required to reserve three (6) times the number of shares necessary for the issuance of common stock upon conversion. As of December 31, 2020, the Company owed $88,000 in principal and $3,882 in accrued interest on the note. As of December 31, 2020, the equivalent number of common shares the Company would be required to issue to satisfy the Note is 1,552,856.

Note 3 - On July 20, 2020, the Company received $40,000 in loan proceeds, which is net of $3,000 in debt issuance costs, pursuant to a loan agreement (“Third Convertible Note”), with a maturity date of July 20, 2021 and an interest rate of 8% per annum from the date of issuance until maturity date. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 22% per annum from the due date until the full amount is paid. Upon certain events of default, the Company would be obligated to pay cash equal to the greater of (i) 150% of the outstanding principal and interest, and (ii) the highest closing price of the Company’s common stock from the date of first default to the date of payment, multiplied by the number of shares that would be issued if the outstanding principal and interest were converted at 61% of the lowest closing price in the last 20 trading days prior to the date of payment. The holder may convert the note to common shares starting 180 days after the issuance date at a conversion price equal to 61% of the lowest trading price in the last 20 trading days. The Company is required to reserve three (6) times the number of shares necessary for the issuance of common stock upon conversion. As of December 31, 2020, the Company owed $43,000 in principal and $1,574 in accrued interest on the note. As of December 31, 2020, the equivalent number of common shares the Company would be required to issue to satisfy the Note is 753,314

Note 4 – On November 18, 2020, the Company entered into a Secured Promissory Note (“Fourth Convertible Note”) with a third party, receiving $150,000 in loan proceeds. The Note matures on May 18, 2021 and accrues interest at 2% per month. The Noteholder may convert any portion of the debt into shares of common stock of the Company at $0.10 USD per share or 30% discount to the 5 day VWAP on the day of conversion. In addition to the monthly interest, the Company agreed to transfer 100,000 shares of common stock to the Noteholder. In the event that Company fails to make any payment of principal and/or interest within ten (10) calendar days of the due date for the same, then in addition to such payment due, the Company is obligated to pay a late payment charge to the Noteholder in the amount of five percent (5%) of the delinquent principal and/or interest payment. As of December 31, 2020, the Company owed $150,000 in principal and $4,093 in accrued interest on the note. As of December 31, 2020, the equivalent number of common shares the Company would be required to issue to satisfy the Note is 2,839,277.

F-13

Note 10 – Beneficial Conversion Feature

ASC 470-20 applies to convertible securities with beneficial conversion features that must be settled in stock and to those that give the issuer a choice in settling the obligation in either stock or cash. ASC 470-20 requires that the beneficial conversion feature should be valued at the commitment date at its intrinsic value; that being the difference between the conversion price and the fair market value of the common stock into which the security is convertible, multiplied by the number of shares into which the security is convertible. This amount is recorded as a debt discount and amortized over the life of the debt. ASC 470-20 further limits this amount to the proceeds allocated to the convertible instrument.

The effective conversion prices were compared to the market prices on the dates of each convertible note and they were deemed to be less than the inception date fair value of the underlying common stock for the Second Convertible Note. The Company recognized a debt discount as a reduction (contra-liability) to the Second and Fourth Convertible Notes with an increase to paid in capital. The debt discounts are being amortized over the life of the notes.  The Company recognized financing costs for charges by the lender for original issue discounts and other applicable administrative costs, normally withheld from proceeds, which are being amortized as finance costs over the life of the loan. As of December 31, 2020 and 2019, the unamortized beneficial conversion feature associated with our convertible notes was $140,261 and $0, respectively.

Note 11 - Derivatives and Fair Value

The Company assessed its convertible notes for purposes of determining the associated embedded default derivatives. The Company relied on ASC 820-10-35-37 Fair Value in Financial Instruments and ASC 815 Accounting for Derivative Instruments and Hedging Activities. The Company uses judgment in determining the fair value of derivative liabilities at the date of issuance and at every balance sheet thereafter and in determining which valuation method is most appropriate for the instrument, the expected volatility, the implied risk-free interest rate, as well as the expected dividend rate, if any.

During the year ended December 31, 2020, the Company had convertible notes payable outstanding in which the conversion rate was variable and undeterminable. The Company determined that the embedded conversion options met the definition of a derivative. The effective conversion price was compared to the market price on the date of the note and was deemed to be less than the market value of underlying common stock at the inception of the note. The Company recognized a debt discount on the notes as a reduction (contra-liability) to the Convertible Notes Payable. The debt discounts are being amortized over the life of the notes.  The Company recognized financing costs for charges by the lender applicable administrative costs, normally withheld from proceeds, which are being amortized as finance costs over the life of the loan.

Accordingly, the Company recognized that a derivative liability in connection with such instruments for the year ended December 31, 2020 exists; however, the Company determined that there was no active market for the Company’s common stock and because of this lack of liquidity and market value, the Company did not record the derivative liabilities associated with the conversion features in its convertible notes.

The Company is subject to significant cash penalties in the event that the Company defaults on its convertible notes. The default penalties vary based on the type of default and range from incurring a default interest rate of 22% to a penalty of 50% of the amount due, to a parity value based on the effective conversion of the note on the date of payment of the default and the maximum stock value during the period between the default date and the settlement date. The Company determined that certain of the default provisions should be bifurcated from the debt host and treated as a liability, since they involve the contingent payment of a substantial premium on the convertible notes. The Company used a Monte Carlo model that values the embedded default derivatives based on simulating the stock price, the default likelihood, and the default liability.

Fair Value

ASC 825-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 825-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 describes three levels of inputs that may be used to measure fair value:  Level 1  – Quoted prices in active markets for identical assets or liabilities;  Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and  Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation. The Company’s Level 3 liabilities consist of the derivative liabilities associated with the convertible notes.  At December 31, 2017 and 2016, all of the Company’s derivative liabilities were categorized as Level 3 fair value liabilities. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

F-14

Level 3 Valuation Techniques

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.  Level 3 financial liabilities consist of the derivative liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation.  At the date of the original transaction, we valued the convertible note that contains down round provisions using a Black-Scholes model, with the assistance of a valuation consultant, for which management understands the methodologies. This model incorporates transaction details such as the Company’s stock price, contractual terms, maturity, risk free rates, as well as assumptions about future financings, volatility, and holder behavior.  ASC 825-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 825-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 describes three levels of inputs that may be used to measure fair value:  Level 1  – Quoted prices in active markets for identical assets or liabilities;  Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and  Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation. The Company’s Level 3 liabilities consist of the derivative liabilities associated with the convertible notes.  At December 31, 2020, all of the Company’s derivative liabilities were categorized as Level 3 fair value liabilities. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Note	Issue Date	Maturity Date	Term Remaining	Derivative Value at Issuance (Level 3)	Change in Derivative Value (Level 3)	Derivative Value at 12/31/20 (Level 3)
Second Convertible Note	6/17/2020	6/17/2021	.46	$27,103	$798,063	$825,166
Third Convertible Note	7/20/2020	7/20/2021	.55	82,563	268,358	350,921
Totals:				$109,666	$1,066,421	$1,176,087

Valuation of the default derivative liability involves subjective judgments and requires forecasting future stock price movement and estimating the probability of default and the amount of time that passes between the date of default and the date of settlement. The following table summarizes the significant assumptions used to estimate the fair value of the default liability:

	At issuance	At 12/31/20
Default probability	5% to 30%	50%
Volatility	306.4% to 310.1%	357.8% to 363.3%
Risk free rate	1.62%	0.08% to 0.09%

The Company used a Monte Carlo model that values the embedded default derivatives based on simulating the stock price, the default likelihood, and the default liability.

Note 12 – Income Taxes

The Company incurred no deferred tax expense during the years ended December 31, 2020 and 2019. The components of deferred tax assets and liabilities are:

	December 31, 2020	December 31, 2019

Deferred income tax assets:
Net operating loss carryforwards	$558,782	$284,193
Lease liability	12,503	—
Stock-Based Compensation	969,680	189,618
	1,540,965	473,811
Less: valuation allowance	(1,527,314)	(473,529)
Total deferred income tax assets	13,651	282

Deferred income tax liabilities:
Right of use asset	(11,860)	—
Depreciation and amortization	(1,791)	(282)
Total deferred income tax liabilities	(13,651)	(282)

Net deferred tax assets/(liabilities)	$—	$—

For the years ended December 31, 2020 and 2019, a reconciliation of the federal statutory tax rate to the Company's effective tax rate is as follows:

	December 31, 2020	December 31, 2019
U.S. Federal Statutory Income Tax Rate	$(1,059,641)	$(355,383)
State income tax, net of federal benefit	(352,386)	(117,346)
Meals and entertainment	397	—
Non-deductible interest	104,294	—
Mark-to-market on derivative liability	232,887	—
Debt discounts	21,170	—
Other	294	—
	(1,052,985)	(472,729)
Change in valuation allowance	1,053,785	473,529
Income Tax Expense	$800	$800

F-15

As of December 31, 2020, the Company had federal and state net operating loss carryforwards of approximately $1,996,820 and $1,996,820, respectively. The Company’s federal net operating losses may be carried forward indefinitely, and its state net operating losses will begin to expire in 2039. Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. A significant piece of objective negative evidence evaluated was the cumulative losses incurred through the period ended December 31, 2020. Such objective evidence limits the ability to consider other subjective evidence such as our projections for future growth. On the basis of this evaluation, management has determined to record a full valuation allowance on its deferred tax assets. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight may be given to subjective evidence such as our projections for growth.

The Company is subject to U.S. federal income tax as well as income tax in various state jurisdictions. The Company is currently open to audit under the statute of limitations by the Internal Revenue Service and various state agencies for the years ended December 31, 2015 through December 31, 2020.

The Coronavirus Aid, Relief, and Economic Security (CARES) Act, was enacted March 27, 2020. Among the business provisions, the CARES Act provided for various payroll tax incentives, changes to net operating loss carryback and carryforward rules, business interest expense limitation increases, and bonus depreciation on qualified improvement property. Additionally, the Consolidated Appropriations Act of 2021 was signed on December 27, 2020 which provided additional COVID relief provisions for businesses. The Company has evaluated the impact of both the Acts and has determined that any impact is not material to its financial statements.

Note 13 – Subsequent Events

The Company has evaluated subsequent events through April 7, 2021, which is the date the financial statements were issued. The Company has determined that there were no subsequent events which required recognition or disclosure in the financial statements.

On February 23, 2021, the Company issued 70,000 shares of common stock at $0.05 per share with a value of $3,500 were issued as a finder’s fee for potential debt issuances in the future.

On March 11, 2021, we entered into a Letter of Intent with ST Brands, Inc., a Wyoming corporation (“ST”). The LOI outlines the terms for a potential merger or share exchange agreement (the “Potential Acquisition”) under which we will acquire all of the issued and outstanding common stock of ST in exchange for our issuance, on a pro rata basis to the stockholders of ST, of new shares of our preferred stock having the right to convert to the cumulative equivalent of ninety percent (90%) of our issued and outstanding share capital. The LOI contemplates that our existing business and assets will remain and continue under the Company’s legal ownership following the closing of the Potential Acquisition.

During March 2021, the Company issued an aggregate of 3,725,345 shares of common stock in satisfaction of principal and interest on two convertible notes payable. The Company will record the issuances at the contract value, at the date of exchange, off-setting the notes payable and accrued interest.

The Potential Acquisition is subject to various conditions and contingencies, including the satisfactory completion of due diligence by both parties and ST’s ability to furnish audited consolidated financial statements.

F-16

F-17

New You, Inc.
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current Assets:
Cash	$19,196	$45,102
Credit Card Receivable	4,039	1,952
Inventory	79,239	79,438
Loan Receivable	25,000	—
Prepaid Expenses and Other Current Assets	8,212	8,212
Total Current Assets	135,686	134,704
Property and Equipment, Net	18,557	20,004
Operating Lease Right of Use Asset, Net	24,440	42,380

TOTAL ASSETS	$178,683	$197,088

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Current Liabilities:
Accounts Payable and Other Accrued Expenses	$415,848	$419,487
Accounts Payable to Related Parties	58,135	30,625
Notes Payable, Current	180,185	85,081
Convertible Notes Payable, net of $156,186 and $177,798 discount, respectively	197,314	228,202
Derivative Liability	264,944	1,176,087
Operating Lease Liability, Current	70,816	82,281
Related Party Debt	596,159	573,659
Total Current Liabilities	1,783,401	2,595,422

Non-current Liabilities:
Notes Payable, Noncurrent	33,773	128,877
Total Non-current Liabilities	33,773	128,877
TOTAL LIABILITIES	1,817,174	2,724,299

COMMITMENTS AND CONTINGENCIES - SEE NOTE 9
STOCKHOLDERS’ DEFICIT
Common stock at $0.00001 par value: 1,400,000,000 shares authorized; 43,318,396 and 39,523,051 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	433	395
Additional Paid-in Capital	6,405,591	4,639,409
Accumulated Deficit	(8,044,515)	(7,167,015)
TOTAL STOCKHOLDERS' DEFICIT	(1,638,491)	(2,527,211)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$178,683	$197,088

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-18

New You, Inc.
Condensed Consolidated Statements of Operations

	For The Three Months Ended
	March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Revenue	$333,653	$531,522
Cost of Goods Sold	59,250	81,842
Gross Profit	274,403	449,680

Selling, General and Administrative Expenses
Commission Expense	83,123	147,689
Stock Based Compensation	1,801,619	764,916
Other	288,591	469,078
Total Selling, General and Administrative Expenses	2,173,333	1,381,683
(Loss) Income from Operations	(1,898,930)	(932,003)

Interest Expense	253,624	31,933
Change in Fair Value of Derivative	(1,275,854)	—
Net (Loss) Income before Income Tax Expense	(876,700)	(963,936)

Income Tax Expense	800	800
Net (Loss) Income	$(877,500)	$(964,736)

Net (Loss) Income Per Common Share
- Basic and Diluted	$(0.02)	$(0.03)

Weighted Average Common Shares Outstanding
- Basic and Diluted	40,780,981	27,809,200

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-19

New You, Inc.
Condensed Consolidated Statement of Shareholders’ Deficit

For the Three Months Ended March 31, 2021

(Unaudited)

	Common				Total Stockholders' Deficit
	Shares	Par Value	Additional Paid in Capital	Accumulated Deficit
Balance as of December 31, 2020	39,523,051	$395	$4,639,409	$(7,167,015)	$(2,527,211)
Stock-based Compensation - Employees	-	-	53,125	-	53,125
Stock-based Compensation - Consultants	70,000	1	1,748,493	-	1,748,494
Re-characterization of beneficial conversion feature upon derivative treatment of notes payable			(150,000)	-	(150,000)
Shares Issued Upon Conversion of Notes Payable and Interest	3,725,345	37	114,564	-	114,601
Net Loss	-	-	-	(877,500)	(877,500)
Balance as of March 31, 2021	43,318,396	$433	$6,405,591	$(8,044,515)	$(1,638,491)

F-20

New You, Inc.
Condensed Consolidated Statement of Shareholders’ Deficit

For the Three Months Ended March 31, 2020

(Unaudited)

	Common
	Shares	Par Value	Additional Paid in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance as of December 31, 2019	32,985,200	$330	$1,149,004	$(2,120,304)	$(970,970)
Stock-based Compensation - Employees	-	-	518,750	-	518,750
Stock-based Compensation - Consultants	458,000	5	246,161	-	246,166
Shares Issued in Connection with Note Payable Issuance	50,000	-	25,000	-	25,000
Net Loss	-	-	-	(964,736)	(964,736)
Balance as of March 31, 2020	33,493,200	$335	$1,938,915	$(3,085,040)	$(1,145,790)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-21

New You, Inc.
Condensed Consolidated Statements of Cash Flows

	For The Three Months Ended	For The Three Months Ended
	March 31,	March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Operating Activities
Net (Loss) Income	$(877,500)	$(964,736)
Adjustments to Reconcile Net (Loss) Income to Net Cash (Used in) Provided by Operating Activities:
Depreciation and Amortization	1,447	1,663
Amortization of Operating Lease Right of Use Asset	17,940	2,045
Amortization of Debt Discount	83,713	13,600
Other Non-cash Interest Expense	139,711	—
Change in Fair Value of Derivative	(1,275,854)	—
Stock-based Compensation – Employees	53,125	518,750
Stock-based Compensation - Consultants	1,748,493	246,166
Changes in Operating Assets and Liabilities:
Credit Card Receivable	(2,087)	17,055
Inventory	200	59,377
Prepaid Expenses and Other Current Assets	—	(8,483)
Accounts Payable and Other Current Liabilities	(3,640)	(26,887)
Accounts Payable to Related Parties	95,011	(46,020)
Operating Lease Liabilities	(11,465)	(2,530)
Net Cash (Used in) Provided by Operating Activities	(30,906)	(190,000)

Investing Activities
Issuance of Loan Receivable	(25,000)	—
Net Cash (Used in) Provided by Investing Activities	(25,000)	—
Financing Activities
Proceeds from Related Party Debt	—	109,000
Repayments of Related Party Debt	(45,000)	(44,000)
Proceeds from Convertible Notes, Net of Issuance Costs	75,000	125,000
Net Cash Provided by (Used in) Financing Activities	30,000	190,000
Net Increase (Decrease) in Cash	(25,906)	—
Cash, Beginning of Period	45,102	1,125
Cash, End of Period	$19,196	$1,125
Supplemental Disclosures
Cash Paid for Interest	$26,500	$18,333
Cash Paid for Income Taxes	$800	$800
Non-cash Investing and Financing Activities:
Payroll and Other Payables to Related Parties Converted to Related Party Debt	$67,500	$67,500
Shares Issued Upon Conversion of Notes Payable and Interest	$114,601	$—
Shares Issued in Connection with Note Payable Issuance	$—	$25,000

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-22

NEW YOU, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 – Organization and Summary of Significant Accounting Policies

Nature of Business

New You, Inc., formerly known as The Radiant Creations Group, Inc. (the “Company”) was incorporated in Nevada on December 29, 2005. From inception, the Company's principal business activity was the acquisition and exploration of mineral resources. On June 20, 2013, following a change of control and subsequent acquisition of an exclusive license agreement, the Company changed its principal business to the development and marketing of cosmetics and over-the-counter personal enhancement products and devices. After a change in control on July 11, 2018, the Company changed its principal business to selling cannabidiol (“CBD”) hemp oil-based products through independent business owners (called “Brand Partners”).

The Company, through its wholly owned subsidiary New You LLC, markets and sells its products through a multi-level marketing sales opportunity.

Basis of Presentation

The unaudited condensed consolidated financial statements include the operations of New You, Inc. and its wholly-owned subsidiary, New You LLC. These unaudited condensed consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with Article 10 of Securities and Exchange Commission (SEC) Regulation S-X for Interim Reporting. All intercompany transactions, accounts and profits, if any, have been eliminated in the unaudited condensed consolidated financial statements. In the opinion of management, all adjustments considered necessary for fair statement have been included.

These unaudited condensed consolidated financial statements do not include all disclosures required by GAAP. Therefore, these unaudited condensed consolidated financial statements should be read in conjunction with the more detailed audited financial statements of New You, Inc. for the year ended December 31, 2020, which are included in the Company’s Annual Report on Form 10-K.

The results for the three months ended March 31, 2021 and 2020 are not necessarily indicative of results to be expected for a full year, any other interim periods, or any future year or period.

Risks and Uncertainties

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic which continues to spread throughout the United States. We are currently negatively impacted through a reduction in sales by the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread, and continue to monitor its impact on operations, financial position, cash flows, customer purchasing trends, and the industry in general, in addition to the impact on our employees. We have concluded that while it is reasonably possible that the virus could continue to have a negative impact on the results of operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates include estimates for future charge-backs and allowance for slow moving or obsolete inventory.

F-23

Basic and Diluted Net Loss and Income Per Share

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common share equivalents outstanding for the period determined using the treasury-stock method. For purposes of this calculation, the Company currently does not have any common share equivalents; therefore, its basic and diluted net loss per share calculations is the same.

The following table presents the computation of basic and diluted net loss or income per common share:

	For The Three Months Ended March 31,
	2021	2020
Historical net loss per share
Numerator
Net loss	(877,500)	(964,736)
Denominator
Weighted-average common shares outstanding	40,780,981	33,190,726
Less: Weighted-average restricted shares	—	(5,381,526)
Denominator for basic and diluted net loss per share	40,780,981	27,809,200
Basic and diluted net loss per share	$(0.02)	$(0.03)

Potentially dilutive securities that are not included in the calculation of diluted net loss or income per share because their effect is anti-dilutive are as follows (in common equivalent shares):

	For The Three Months Ended March 31,
	2021	2020
Restricted Stock	—	5,366,538
Convertible Notes	4,868,029	—

Recently Issued Accounting Pronouncements

FASB ASU No. 2019-12 Income Taxes - In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, as part of its initiative to reduce complexity in the accounting standards. The standard eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The standard also clarifies and simplifies other aspects of the accounting for income taxes. The standard is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Early adoption is permitted. The Company has adopted this guidance as of its first quarter ended March 31, 2021. Such adoption did not have an impact to the Company’s financial position, results of operations, or cash flows.

ASU 2020-06: In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and simplifies the diluted earnings per share calculation in certain areas. The amendments in this ASU are effective for annual and interim periods beginning after December 15, 2023, although early adoption is permitted. The Company is in the process of evaluating the impact of this new guidance on its financial statements.

Note 2 – Going Concern

We incurred a net loss of $877,500 for the three months ended March 31, 2021 and had an accumulated deficit of $8,404,515. At March 31, 2021, we had a cash balance of $19,196 and a working capital deficit of $1,647,715.

We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support operations.

F-24

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

Note 3 – Concentrations of Business and Credit Risk

The Company at times maintains balances in various operating accounts in excess of federally insured limits.

Since the Company sells its products to a large number of customers, there is no receivable or revenue concentration from customers. However, as of March 31, 2021 and 2020, one credit card processor accounted for 100% of credit card receivables.

The Company also made purchases from and has accounts payable to Carlsbad Naturals, LLC as described in Note 10.

Note 4 – Loan Receivable

During the three months ended March 31, 2021, and prior to an Exchange Agreement entered into on May 3, 2021, the Company loaned $25,000 to ST Brands. (See Note 12.) The loan is non-interest bearing and payable upon demand. As of March 31, 2021 and December 31, 2020, the balance was $25,000 and $0, respectively.

Note 5 – Equity

Restricted Stock Grants

The Company estimated the fair value of restricted stock grants at $0.50 per share based on the price at which the Company issued common shares for cash in 2019 and not based on the amount that shares were trading for on the OTC “Pink” market since shares were thinly traded on the market from August 2019 to March 31, 2021 when the equity instruments were granted. There were no grants of restricted stock to employees or consultants during the first quarter of 2021.

The table below summarizes the activity of the restricted stock during the three months ended March 31, 2021:

	Number of Shares	Weighted Average Fair Value per Share
Non-vested as of January 1, 2021	3,343,064	$0.50
Granted	70,000	0.50
Vested	(3,413,064)	0.50
Forfeited	—	—
Non-vested as of March 31, 2021	—	$0.50

For the three months ended March 31, 2021 the compensation costs include $1,801,619 of stock based compensation. No portion of the total compensation cost was capitalized. The unrecognized compensation costs as of March 31, 2021 is $0. The Company recognized stock based compensation expense using the straight line method and forfeitures are recognized as they occur. During the three months ended March 31, 2021, the Company wrote off the balance of unamortized, non-vested restricted stock because the Board modified the terms of the grants to accelerate vesting. As a result, all outstanding share grants had fully vested as of March 31, 2021.

Note 6 – Commitments and Contingencies

Operating Lease Commitments

The Company leases a warehouse facility under a lease agreement that expires July 31, 2021. The Company does not have any significant capital leases.

F-25

The components of total lease costs are as follows:

Three Months Ended March 31, 2021
Operating lease cost	$18,613
Total lease cost	$18,613

Cash paid for amounts included in operating lease liabilities was $12,138 for the three months ended March 31, 2021. The table below presents total operating lease ROU assets and lease liabilities as of March 31, 2021:

Operating lease ROU assets	$24,440
Operating lease liabilities	$70,816

The table below presents the maturities of operating lease liabilities as of March 31,

2021	$71,193
2022	$—
Total Lease Payments	$71,193
Less: Discount	$(377)
Operating Lease Liability	$70,816

Three Months Ended March 31, 2021
Weighted average remaining lease term (years)	0.33
Weighted average discount rate	7%

Litigation and Claims

The Company may be involved in lawsuits and claims arising in the ordinary course of business from time to time. The Company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and it discloses the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued, if such disclosure is necessary for the Company’s financial statements not to be misleading. To estimate whether a loss contingency should be accrued by a charge to income, the Company evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of the loss. The Company does not record liabilities when the likelihood that the liability has been incurred is probable, but the amount cannot be reasonably estimated. Based upon present information, the Company determined that there were no matters that required an accrual as of March 31, 2021 or 2020, nor were there any asserted or unasserted material claims for which material losses are reasonably possible.

Note 7 – Notes Payable

In April 2020, the Company’s subsidiary received a non-interest bearing advance from the Small Business Administration under the Emergency Injury Disaster Loan program of $10,000. All or a portion of this loan may be forgiven if the Company satisfies certain criteria.

In May, 2020, the Company’s subsidiary received a Paycheck Protection Program loan in the amount of $103,958. The monthly payments on the note are deferred for a period of 6 months and the notes bear interest of 1%. Monthly payments of $5,850 will begin on December 21, 2021; however all or a portion of this loan may be forgiven if the Company satisfies certain criteria as follows:

The Company may apply for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred during the 8-week period beginning on the date of first disbursement of this loan:

F-26

a.	Payroll costs
b.	Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation)
c.	Any payment on a covered rent obligation
d.	Any covered utility payment

The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than 25% of the amount forgiven can be attributable to non-payroll costs.

In July, 2020, the Company’s subsidiary received a Paycheck Protection Program loan in the amount of $100,000.The monthly payments on the note are deferred for a period of 6 months and the notes bear interest of 1%. Monthly payments of $5,628 will begin on January 1, 2021. The proceeds of the requested PPP Loan may be used only for business purposes permitted under the Paycheck Protection Program, including permitted payroll costs and benefits, interest on business mortgage obligations incurred before February 15, 2020, rent under a lease entered into before February 15, 2020 and utilities for which service began before February 15, 2020. Loan forgiveness will be provided for the sum of documented payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities, and not more than 25% of the forgiven amount may be for non-payroll costs.

During the three months ended March 31, 2021, directors and members of management converted deferred payroll to related party debt in the amount of $67,500. As of December 31, 2020, the balance includes loans to the Company or various expenses paid for on behalf of the Company. These loans contained no interest, term or due date. As of March 31, 2021, these loans and deferred payroll had a combined balance of $549,159 for the CEO, the President, and two other board members. See Note 10.

Note 8 – Convertible Debt

As of March 31, 2021, the Company owed $353,500 in principal (before a debt discount of $156,186 and $13,250 in accrued interest (included in accounts payable and accrued expenses) on its outstanding convertible promissory notes. As of December 31, 2020, the Company owed $406,000 in principal (before a debt discount of $177,798) and $9,549 in accrued interest.

	March 31, 2021	December 31, 2020
Principal	$353,500	$406,000
Debt discount	(156,186)	(177,798)
Total Principal	$197,314	$228,202

Note 1 - On January 2, 2020, the Company received loan proceeds of $125,000 pursuant to a promissory note (“First Convertible Note”), with a maturity date of June 15, 2020 and interest of $4,167 per month. The note’s terms required that the Company issue 50,000 common shares, and allowed the note holder to convert the note into common shares at a conversion price of $0.50 per share. This note was not paid off as of March 31, 2021. The Company is still making the agreed upon interest payments of $4,167 per month and there are no penalties for not paying the note off by its maturity date. As of March 31, 2021, the equivalent number of common shares the Company would be required to issue to satisfy the Note is 250,000.

Note 2 - On June 17, 2020, the Company received $85,000 in loan proceeds, which is net of $3,000 in debt issuance costs, pursuant to a loan agreement (“Second Convertible Note”), with a maturity date of June 17, 2021 and an interest rate of 8% per annum from the date of issuance until maturity date. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 22% per annum from the due date until the full amount is paid. Upon certain events of default, the Company would be obligated to pay cash equal to the greater of (i) 150% of the outstanding principal and interest, and (ii) the highest closing price of the Company’s common stock from the date of first default to the date of payment, multiplied by the number of shares that would be issued if the outstanding principal and interest were converted at 61% of the lowest closing price in the last 20 trading days prior to the date of payment. The holder may convert the note to common shares starting 180 days after the issuance date at a conversion price equal to 61% of the lowest trading price in the last 20 trading days. The Company is required to reserve three (6) times the number of shares necessary for the issuance of common stock upon conversion. During the three months ended March 31, 2021, the Company issued 2,292,012 common shares for a value of $91,520, satisfying the balance of principal and accrued interest on the Note.

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Note 3 - On July 20, 2020, the Company received $40,000 in loan proceeds, which is net of $3,000 in debt issuance costs, pursuant to a loan agreement (“Third Convertible Note”), with a maturity date of July 20, 2021 and an interest rate of 8% per annum from the date of issuance until maturity date. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 22% per annum from the due date until the full amount is paid. Upon certain events of default, the Company would be obligated to pay cash equal to the greater of (i) 150% of the outstanding principal and interest, and (ii) the highest closing price of the Company’s common stock from the date of first default to the date of payment, multiplied by the number of shares that would be issued if the outstanding principal and interest were converted at 61% of the lowest closing price in the last 20 trading days prior to the date of payment. The holder may convert the note to common shares starting 180 days after the issuance date at a conversion price equal to 61% of the lowest trading price in the last 20 trading days. The Company is required to reserve three (6) times the number of shares necessary for the issuance of common stock upon conversion. During the three months ended March 31, 2021, the Company issued 1,433,333 common shares for a value of $44,720, satisfying the balance of principal and accrued interest on the Note.

Note 4 – On November 18, 2020, the Company entered into a Secured Promissory Note (“Fourth Convertible Note”) with a third party, receiving $150,000 in loan proceeds. The Note matures on May 18, 2021 and accrues interest at 2% per month. The Noteholder may convert any portion of the debt into shares of common stock of the Company at $0.10 USD per share or 30% discount to the 5 day VWAP on the day of conversion. In addition to the monthly interest, the Company agreed to transfer 100,000 shares of common stock to the Noteholder. In the event that Company fails to make any payment of principal and/or interest within ten (10) calendar days of the due date for the same, then in addition to such payment due, the Company is obligated to pay a late payment charge to the Noteholder in the amount of five percent (5%) of the delinquent principal and/or interest payment. As of March 31, 2021, the Company owed $150,000 in principal and $13,026 in accrued interest on the note. As of March 31, 2021, the equivalent number of common shares the Company would be required to issue to satisfy the Note is 2,717,100.

Note 5 – On March 18, 2021, the Company received $75,000 in loan proceeds, which is net of $3,500 in debt issuance costs, pursuant to a loan agreement (“Fifth Convertible Note”), with a maturity date of March 18, 2022 and an interest rate of 8% per annum from the date of issuance until maturity date. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of 22% per annum from the due date until the full amount is paid. Upon certain events of default, the Company would be obligated to pay cash equal to the greater of (i) 150% of the outstanding principal and interest, and (ii) the highest closing price of the Company’s common stock from the date of first default to the date of payment, multiplied by the number of shares that would be issued if the outstanding principal and interest were converted at 61% of the lowest closing price in the last 20 trading days prior to the date of payment. The holder may convert the note to common shares starting 180 days after the issuance date at a conversion price equal to 61% of the lowest trading price in the last 20 trading days. The Company is required to reserve three (6) times the number of shares necessary for the issuance of common stock upon conversion. As of March 31, 2021, the Company owed $78,500 in principal and $224 in accrued interest on the Note. As of March 31, 2021, the equivalent number of common shares the Company would be required to issue to satisfy the Note is 2,150,928.

Note 9 – Beneficial Conversion Feature

ASC 470-20 applies to convertible securities with beneficial conversion features that must be settled in stock and to those that give the issuer a choice in settling the obligation in either stock or cash. ASC 470-20 requires that the beneficial conversion feature should be valued at the commitment date at its intrinsic value; that being the difference between the conversion price and the fair market value of the common stock into which the security is convertible, multiplied by the number of shares into which the security is convertible. This amount is recorded as a debt discount and amortized over the life of the debt. ASC 470-20 further limits this amount to the proceeds allocated to the convertible instrument.

The effective conversion prices were compared to the market prices on the dates of each convertible note and they were deemed to be less than the inception date fair value of the underlying common stock for the Second Convertible Note. The Company recognized a debt discount as a reduction (contra-liability) to the Second and Fourth, and Fifth Convertible Notes with an increase to paid in capital. The debt discounts are being amortized over the life of the notes.  The Company recognized financing costs for charges by the lender for original issue discounts and other applicable administrative costs, normally withheld from proceeds, which are being amortized as finance costs over the life of the loan. As of March 31, 2021 and December 31, 2020, the unamortized beneficial conversion feature associated with our convertible notes was $0 and $25,896, respectively.

During the first quarter of 2021, an active market developed for the Company’s stock. Accordingly, the Company began recording the conversion features of its convertible notes payable as embedded derivatives. As a result, the Company re-characterized the beneficial conversion feature recorded on Note 4 as a discount related to the derivative liability, resulting in a decrease to additional paid in capital in the amount of $150,000.

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Note 10 - Derivatives

The Company assessed its convertible notes for purposes of determining the associated embedded default derivatives. The Company relied on ASC 820-10-35-37 Fair Value in Financial Instruments and ASC 815 Accounting for Derivative Instruments and Hedging Activities. The Company uses judgment in determining the fair value of derivative liabilities at the date of issuance and at every balance sheet thereafter and in determining which valuation method is most appropriate for the instrument, the expected volatility, the implied risk-free interest rate, as well as the expected dividend rate, if any.

During the three months ended March 31, 2021, the Company had convertible notes payable outstanding in which the conversion rate was variable and undeterminable. The Company determined that the embedded conversion options met the definition of a derivative. The effective conversion price was compared to the market price on the date of the note and was deemed to be less than the market value of underlying common stock at the inception of the note. The Company recognized a debt discount on the notes as a reduction (contra-liability) to the Convertible Notes Payable. The debt discounts are being amortized over the life of the notes.  The Company recognized financing costs for charges by the lender applicable administrative costs, normally withheld from proceeds, which are being amortized as finance costs over the life of the loan.

The Company evaluated the terms of the convertible notes in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and determined that the underlying is indexed to the Company’s common stock. The Company determined that the conversion features meet the definition of a liability and therefore bifurcated the conversion feature and accounted for it as a separate derivative liability. The Company then evaluated the conversion feature for the embedded conversion option. Since these notes contain conversion price adjustment provisions (i.e. down round, true-up, or ratchet provisions), the Company determined that the embedded conversion options met the definition of a derivative. The Monte Carlo model was used to estimate the fair values of the embedded derivatives on the conversion features of our convertible notes. The values are based on simulating stock volatility, risk free interest rates, and the conversion stock prices on the date of measurement.

The Company is subject to significant cash penalties in the event that the Company defaults on its convertible notes. The default penalties vary based on the type of default and range from incurring a default interest rate of 22% to a penalty of 50% of the amount due, to a parity value based on the effective conversion of the note on the date of payment of the default and the maximum stock value during the period between the default date and the settlement date. The Company determined that certain of the default provisions should be bifurcated from the debt host and treated as a liability, since they involve the contingent payment of a substantial premium on the convertible notes. The Company used a Monte Carlo model that values the embedded default derivatives based on simulating the stock price, the default likelihood, and the default liability.

Fair Value

ASC 825-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 825-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 describes three levels of inputs that may be used to measure fair value:  Level 1  – Quoted prices in active markets for identical assets or liabilities;  Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and  Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation. The Company’s Level 3 liabilities consist of the derivative liabilities associated with the convertible notes.  At March 31, 2021, all of the Company’s derivative liabilities were categorized as Level 3 fair value liabilities. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

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Level 3 Valuation Techniques

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.  Level 3 financial liabilities consist of the derivative liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation.  At the date of the original transaction, we valued the convertible note that contains down round provisions using a Black-Scholes model, with the assistance of a valuation consultant, for which management understands the methodologies. This model incorporates transaction details such as the Company’s stock price, contractual terms, maturity, risk free rates, as well as assumptions about future financings, volatility, and holder behavior.  ASC 825-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 825-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 describes three levels of inputs that may be used to measure fair value:  Level 1  – Quoted prices in active markets for identical assets or liabilities;  Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and  Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation. The Company’s Level 3 liabilities consist of the derivative liabilities associated with the convertible notes.  At December 31, 2020, all of the Company’s derivative liabilities were categorized as Level 3 fair value liabilities. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The following table summarizes the valuations of the default liability for each note and valuation date.

					Level 3
Note	Issue Date	Maturity Date	Initial Derivative Fair Value	Derivative Value at 12/31/2020	Change in Derivative Value	Derivative Value at 3/31/2021

Second Convertible Note	6/17/2020	6/17/2021	27,103	825,165	(825,165)	—
Third Convertible Note	7/20/2020	7/20/2021	82,563	350,922	(350,922)	—
Fourth Convertible Note	11/18/2020	5/18/2021	147,242	—	(33,233)	114,009
Fifth Convertible Note	3/18/2021	3/18/2022	217,469	—	(66,534)	150,935
Totals:			$474,377	$1,176,087	$(1,275,854)	$264,944

Valuation of the default liability involves subjective judgments and requires forecasting future stock price movement and estimating the probability of default and the amount of time that passes between the date of default and the date of settlement. The following table summarizes the significant assumptions used to estimate the fair value of the default liability:

	At issuance	At 3/31/21
Default probability	5% to 30%	22% to 24%
Volatility	306.4% to 310.1%	328.5% to 340.7%
Risk free rate	1.62%	0.13% to 0.20%

The Company used a Monte Carlo model that values the embedded default derivatives based on simulating the stock price, the default likelihood, and the default liability.

Note 11– Related Party Transactions

During the three months ended March 31, 2021 and 2020, directors and members of management provided loans to the Company or paid for various expenses of the Company. These loans contained no interest, term or due date. As of March 31, 2021, these loans had a combined balance of $546,159 for the CEO, the President, and two other board members. Total additions to these loans during the three months ended March 31, 2021 were cash loan proceeds of $0 and deferred compensation of $67,500 transferred from accounts payable to related parties to related party debt. As of March 31, 2020, these loans had a combined balance of $529,647 for the CEO, the President, and two other board members. Total additions for the three months ended March 31, 2020 were $76,500.

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As of March 31, 2021 and 2020, we also owed $58,135 and $66,325, respectively, to Carlsbad Naturals, LLC (included in accounts payable to related parties), which is a principal stockholder of New You, Inc. and is owned by a principal stockholder of New You, Inc., for inventory purchases. During three months ended March 31, 2021 and 2020, we made purchases of $58,135 and $19,975, respectively, from Carlsbad Naturals, LLC.

As of March 31, 2021 and 2020, we owed $27,500 and $27,500, respectively, for consulting payments to a relative of the CEO.

During the year ended December 31, 2020, the Company received loan proceeds of $100,000 from a related party pursuant to a promissory note with a maturity date of April 7, 2020 and interest of $5,000 per month. A total of $75,000 has been repaid, including $25,000 in interest and $50,000 in principal and interest payments are now $2,500 per month. As of March 31, 2021 and 2020, the balance owed by the Company was $50,000 and $50,000, respectively.

The Company leases and pays for a warehouse facility where it shares space with Carlsbad Naturals, LLC. In exchange, Carlsbad Naturals, LLC leases and pays for an office facility where it shares space with the Company. As a result of this arrangement, the Company has recorded rent expense in the accompanying statements of operations for the lease that it is responsible for paying.

Note 12 – Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued.

On May 3, 2021, we entered into an Exchange Agreement with ST Brands, Inc. (STB), a Wyoming corporation, and the shareholders of STB. Under the Agreement, the Company acquired all of the issued and outstanding common stock of STB in exchange for our issuance to the Shareholders of STB, shares of our newly-designated Series A Preferred Stock. The class of Series A Preferred Stock consists of 4,500,000 shares of preferred stock convertible to our common stock at a ratio of 100 for 1. As a whole, all designated shares of Series A Preferred are convertible to approximately the cumulative equivalent of ninety percent (90%) of our issued and outstanding share capital as of May 3, 2021. The Agreement contemplates that the Company’s existing business and assets of the Company will remain and continue under the Company’s ownership following the closing of the Closing.

Shares of Series A Preferred Stock shall be issuable to the Shareholders under the Agreement upon each of several contemplated Closings, each Closing to take place upon our receipt of audited financial statements reflecting certain levels of annual revenue earned by STB and/or Acquired Material Businesses, as defined in the Exchange Agreement and as described in Exhibit B in the Agreement. Up to 4,500,000 shares of Series A Preferred Stock may be issued to the Shareholders, with all Closings to occur on or before April 30, 2022. Under the Initial Closing on the date of the Agreement, we issued 500,000 shares of Series A Preferred Stock to the Shareholders of STB. The issuance was exempt under Section 4(a)(2) of the Securities Act as the transaction did not involve a public offering.

On May 6, 2021, pursuant to the terms of the Agreement, the Board of Directors (the “Board”) of the Company appointed Jason Frankovich to serve as the new Executive Chairman of the Board.

On May 6, 2021, we filed a Certificate of Designation for our newly-designated Series A Preferred Stock with the Secretary of State of the State of Nevada (the “Secretary of State”). The class of Series A Preferred Stock (“Series A”) consists of four million five hundred thousand (4,500,000) shares, par value $0.00001 per share. Key provisions include:

Conversion: Each share of Series A shall be convertible at the option of the holders thereof, and without the payment of additional consideration, at any time, into shares of our common stock at a conversion rate of one hundred (100) shares of common stock for every one (1) share of Series A held (the “Conversion Rate”), subject to adjustment as set forth in the Certificate of Designation. The Conversion Rate is subject to pro-rata downward adjustment based on the number of shares of common stock (or common stock equivalents) issued in the future by us for the acquisition of Acquired Material Businesses within the meaning of the Agreement. The Conversion Rate is also subject to adjustment for stock splits, reverse splits, share dividends, and similar corporate actions.

Ranking: Shares of Series A shall, with respect to rights on liquidation, winding up and dissolution, rank pari passu to our common stock, par value $0.00001 per share, and any other classes of capital stock.

Voting Rights: Each share of Series A shall vote on an as-converted basis with the common stock or other equity securities, resulting in 100 votes per one share of Series A Preferred Stock.

F-31

On May 5, 2021, the Company issued 2,414,890 common shares to its Chief Executive Officer in exchange for the extinguishment of his shareholder loan owed to him by the Company. The shares were valued at fair market value on the date of grant.

On May 5, 2021, the Company issued 2,921,690 common shares to a related party and shareholder in exchange for the extinguishment of his shareholder loan owed to him by the Company. The shares were valued at fair market value on the date of grant.

On May 5, 2021, the Company issued 1,200,000 shares to a related party in consideration of interest owed by the Company on a related Note Payable. The shares were valued at fair market value on the date of grant.

On May 5, 2021, the Company issued 100,000 shares to a consultant as a bonus for services provided to the Company. The shares were valued at fair market value on the date of grant.

Since April 1, 2021, the Company received $776,000 in loan proceeds, pursuant to a series of loan agreements, with various maturity dates through June 2022 and an interest rate of 8% per annum from the date of issuance until maturity date. The Company is required to reserve a number of shares necessary for the issuance of common stock upon conversion. As of June 21, 2021, the equivalent number of common shares the Company would be required to issue to satisfy the Note is 59,908,253.

On May 17, 2021, our wholly-owned subsidiary ST Brands, Inc. (“STB”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with Infinite Product Company, LLC, a Colorado limited liability company (“Infinite”). Under the Agreement, STB agreed to acquire 49% of the membership interests in Infinite, with an option to acquire the additional 51% of the membership interests in Infinite upon the fulfillment of certain conditions.

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ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

 PART III – EXHIBITS

Exhibit No.
3.1	Articles of Incorporation, as Amended (Incorporated by reference to Registration Statement on Form S-1 filed November 7, 2019)
3.2	Amended and Restated Bylaws (Incorporated by reference to Registration Statement on Form S-1 filed November 7, 2019)
3.3	Certificate of Designation for Series A Preferred Stock (Incorporated by reference to Current Report on Form 8-K filed May 7, 2021)
5.1*	Opinion of Crone Law Group, P.C., with consent
10.1	Subscription and Securities Purchase Agreement (Incorporated by reference to Registration Statement on Form S-1 filed November 7, 2019)
10.2	Share Exchange Agreement (Incorporated by reference to Registration Statement on Form S-1 filed November 7, 2019)
10.3	Lease (Incorporated by reference to Registration Statement on Form S-1 filed November 7, 2019)
10.4	New You Brand Partner Agreement (Incorporated by reference to Registration Statement on Form S-1 filed November 7, 2019)
10.5	Exchange Agreement with ST Brands, Inc. (Incorporated by reference to Current Report on Form 8-K filed May 7, 2021)
10.6	Membership Interest Purchase Agreement between ST Brands, Inc. and Infinite Product Company, LLC (Incorporated by reference to Current Report on Form 8-K filed May 27, 2021)
21.1*	List of Subsidiaries
23.1*	Consent of Independent Registered Public Accounting Firm

*Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 22, 2021.

New You, Inc., a Nevada corporation
By: /s/ Ray Grimm Name: Ray Grimm Title: Chief Executive Officer, and Director (principal executive officer)

By: /s/ John Driscoll Name: John Driscoll Title: Chief Financial Officer and Director (principal financial officer)

By: /s/ James Sinkes Name: James Sinkes Title: Chief Accounting Officer (principal accounting officer)

By: /s/ Nish Mehta Name: Nish Mehta Title: Director

By: /s/ Jason Frankovich Name: Jason Frankovich Title: Director and Executive Chairman and principal financial officer)
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